Table of Contents

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A

REGULATION A OFFERING CIRCULAR UNDER THE SECURITIES ACT OF 1933

DEEDFLOW, INC.

(Exact name of issuer as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

5263 W. Windsor Ln

Highland, UT 84003

(801) 703-1550

(Address, including zip code, and telephone number,

including area code, of issuer’s principal executive office)

1531	42-2966673
(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

This Offering Circular shall only be qualified upon order of the Commission, unless a subsequent amendment is filed indicating the intention to become qualified by operation of the terms of Regulation A.

THIS OFFERING CIRCULAR IS PART OF AN OFFERING STATEMENT ON FORM 1-A FILED PUBLICLY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION. THIS IS A PRELIMINARY OFFERING CIRCULAR AND IS SUBJECT TO COMPLETION OR AMENDMENT. THE INFORMATION CONTAINED HEREIN IS SUBJECT TO CHANGE, AND THE SECURITIES DESCRIBED HEREIN MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO QUALIFICATION OF THE OFFERING STATEMENT BY THE SEC.

PRELIMINARY OFFERING CIRCULAR

DATED [                            ], 2026

An Offering Statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering Statement filed with the Commission is qualified.

DEEDFLOW, INC.

A Delaware Corporation

BEST EFFORTS OFFERING

OF

UP TO 2,500,000 ROYALTY REVENUE BOND TOKENS

$10.00 PER BOND TOKEN

DeedFlow, Inc., a Delaware corporation (the “Company,” “we,” “us,” or “our”), is offering up to 2,500,000 Royalty Revenue Bonds, Series 2026 (each, a “Bond,” “Unit,” or “Bond Token,” and collectively, the “Bonds,” “Units,” or “Tokens”) at an offering price of $10.00 per Bond Token, for aggregate gross proceeds of up to $25,000,000. The minimum purchase is 250 Bonds ($2,500.00), with $10 increments thereafter. Each Bond represents a direct, general corporate obligation of DeedFlow, Inc.

Each Bond entitles the holder to: (i) an 8% per annum Priority Return on the $10.00 par value, payable primarily from the Royalty Pool described herein and not guaranteed as a current-pay coupon, with any unpaid amounts accruing as Accrued Shortfall payable at maturity as an unconditional corporate obligation of DeedFlow; (ii) a pro-rata share of any excess Royalty Pool distributions above the Priority Return; and (iii) repayment of $10.00 par at maturity (10 years from the Date of Issuance) or the applicable redemption price upon earlier redemption, plus accrued and unpaid Priority Return, Accrued Shortfall, and other amounts then due under the Indenture. The Bonds are not convertible into equity of DeedFlow under any circumstances and do not carry warrants or any other equity participation feature.

This offering is being conducted by the Company as a direct public offering on a “best efforts,” no-minimum basis in a Tier 2 Regulation A offering. No sales of Bonds will be made prior to the qualification of the Offering Statement by the United States Securities and Exchange Commission (“SEC”). This offering will terminate on the earlier of: (a) twenty-four (24) months from the qualification date (which may be extended at our discretion, subject to any applicable requalification); (b) the date when all Bonds have been sold; or (c) the date on which this offering is earlier terminated by us, in our sole discretion.

We intend to issue the Bonds as digital tokens through our designated Transfer Agent, T7X Equity, Inc., whose off-chain Master Securityholder File will constitute the sole official record of ownership of the Bonds in all cases and circumstances. See “ — Use of Blockchain.”

Investing in our Royalty Revenue Bonds involves a high degree of risk. See “Risk Factors” beginning on page 6 for a discussion of certain risks you should consider.

	Price to Public	Proceeds to Issuer(1)
Per Royalty Revenue Bond	$10.00	$10.00
Underwriting Discounts	–	–
Net Proceeds to Company	$10.00	$25,000,000

(1)	Best efforts offering; no minimum offering amount. Approximately 8% of gross proceeds will be deposited into a Year 1 Interest Escrow to help fund Year 1 Priority Return obligations; because there is no minimum, fixed obligations and offering costs may materially reduce proceeds available for operations at low raise levels. See “Use of Proceeds.”

NON-ACCREDITED INVESTOR LIMITATIONS NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, REFER TO www.investor.gov.

NOTICE TO FOREIGN INVESTORS IF THE INVESTOR LIVES OUTSIDE OF THE UNITED STATES, IT IS THE INVESTOR’S RESPONSIBILITY TO FULLY OBSERVE THE LAWS OF ANY RELEVANT TERRITORY OR JURISDICTION OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY PURCHASE OF THE BOND TOKENS, INCLUDING OBTAINING REQUIRED GOVERNMENTAL OR OTHER CONSENTS. THE COMPANY RESERVES THE RIGHT TO DENY THE PURCHASE OF BOND TOKENS BY ANY FOREIGN INVESTOR.

NO GUARANTEED RETURN THE 8% PER ANNUM PRIORITY RETURN ON THE BONDS IS NOT GUARANTEED. IT IS PAYABLE PRIMARILY FROM THE ROYALTY POOL. IF THE ROYALTY POOL IS INSUFFICIENT IN ANY QUARTERLY PERIOD, THE SHORTFALL ACCRUES AS ACCRUED SHORTFALL, COMPOUNDING AT 8% PER ANNUM, AND CONSTITUTES AN UNCONDITIONAL CORPORATE OBLIGATION OF DEEDFLOW PAYABLE AT MATURITY.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

The date of this Offering Circular is August 7, 2026.

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IMPORTANT INFORMATION ABOUT THIS OFFERING CIRCULAR

Please carefully read the information in this Offering Circular and any accompanying offering circular supplements. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with different information. This Offering Circular may only be used where it is legal to sell these securities.

This Offering Circular is part of an Offering Statement that we filed with the SEC. As we have material developments, we will provide an Offering Circular supplement that may add, update, or change information. The Offering Statement filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed herein. You should read this Offering Circular and the related exhibits and supplements, together with our annual reports, semi-annual reports, and other reports that we will file periodically with the SEC.

In this Offering Circular, unless the context indicates otherwise, references to “DeedFlow,” “the Company,” “we,” “our,” and “us” refer to DeedFlow, Inc. References to “Royalty Revenue Bonds,” “Bonds,” “Units,” or “Tokens” refer to the Royalty Revenue Bonds, Series 2026, offered hereby in tokenized digital form.

MARKET AND INDUSTRY DATA

This Offering Circular contains information concerning the tax deed and tax lien auction industry, DeedFlow’s business, and its target markets, including estimated market sizes and auction volumes. We obtained this data from our internal estimates and research and from publicly available county and municipal government records, academic research, and industry publications. Information based on estimates, forecasts, projections, or market research is inherently subject to uncertainties. While we believe our internal research is reliable, such research has not been independently verified by any third party.

STATE LAW EXEMPTION AND PURCHASE RESTRICTIONS

Our Royalty Revenue Bonds are being offered and sold only to “qualified purchasers” (as defined in Regulation A). As a Tier 2 offering, this offering is exempt from state law “Blue Sky” review, subject to meeting certain state notice filing requirements and complying with applicable anti-fraud provisions, to the extent our Bonds are offered and sold only to “qualified purchasers.” “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D; and (ii) all other investors so long as their investment does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends, and similar matters that are not historical facts. You can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “will,” and “would” or the negatives of these terms.

You should not place undue reliance on forward-looking statements. Important factors which you should consider in evaluating our forward-looking statements include, among other things:

our business strategy and ability to execute our tax deed fix-and-flip and tax lien acquisition programs at scale;

our ability to acquire residential tax deeds and tax liens at or near our modeled price levels through competitive government auctions;

our expectations regarding gross margins, renovation timelines, and disposition cycles for fix-and-flip properties;

our ability to generate sufficient Royalty Pool receipts to fund the 8% Priority Return;

our ability to satisfy Accrued Shortfall and par repayment obligations at maturity;

our reliance on the Investment Company Act Section 3(c)(5)(C) and Section 3(b)(1) exclusions;

our ability to complete the tokenization of the Bonds through a qualified Transfer Agent and designated blockchain network;

anticipated regulatory developments affecting Regulation A offerings, tokenized securities, and the tax deed/tax lien industry; and

the availability of capital to grow our business and repay the Bonds at maturity.

We undertake no obligation to update our forward-looking statements, other than as may be required by law.

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SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our Royalty Revenue Bonds. You should carefully read the entire Offering Circular, including the “Risk Factors” section, before making an investment decision.

Company Overview

DeedFlow, Inc. (“DeedFlow” or the “Company”) is a Delaware corporation organized and operated as an active real estate acquisition, renovation, and disposition platform. DeedFlow is not a passive investment vehicle — it is an operating company primarily engaged in active real estate operations, built upon the specialized expertise of a seasoned team of real estate professionals with deep experience across the full spectrum of property acquisition, construction management, and asset disposition.

The Company’s core strategy centers on the acquisition of residential real estate assets through government-administered tax deed auctions and tax lien sales conducted across the United States. These auctions, held at the county and municipal level in hundreds of jurisdictions nationwide, represent a recurring, government-sourced deal flow that most institutional operators have historically lacked the organizational infrastructure, local knowledge, or technology to access at scale. DeedFlow operates three integrated business lines: (i) Tax Deed Fix-and-Flip Operations; (ii) Tax Lien Acquisition and Resolution; and (iii) a proprietary technology platform that systematizes acquisition sourcing and underwriting across both business lines. See “Business.”

Initial Property Purchases

The initial portfolio of three properties was purchased for an aggregate of $151,769, consistent with the amount disclosed in the Company’s audited financial statements. See “Index to Financial Statements — Notes to Financial Statements — Note 7, Subsequent Events.” The current strategy involves investing approximately $180,000 in rehabilitation costs, in addition to other expenses such as closing and flipping costs estimated at 10% of the aggregate sale price. Based solely on preliminary management estimates, and after accounting for these total costs (approximately $385,000 in the aggregate, consisting of the $151,769 purchase price, $180,000 in estimated rehabilitation costs, and approximately $53,500 in estimated closing and flipping costs), the properties could produce aggregate gross profit of approximately $150,000 if they are sold for an aggregate price of approximately $535,000; however, these estimates are not assurances of actual sale prices, costs, timing, or profitability and may differ materially from actual results.

All of these properties are located in South Carolina. The Company is using construction partners to perform the fix and necessary renovations for each location. The $535,000 aggregate estimated sale price referenced above is based on management’s review of After Repair Value (ARV) market comparables and remains subject to renovation outcomes, market conditions, buyer demand, sale timing, transaction costs, and other factors outside the Company’s control.

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The Offering

Term	Description
Issuer:	DeedFlow, Inc., a Delaware corporation.
Securities Offered:	Up to 2,500,000 Royalty Revenue Bonds, Series 2026, at $10.00 per Bond, issued in the form of digital tokens through T7X Equity, Inc., DeedFlow’s designated Transfer Agent.
Offering Type:	Regulation A, Tier 2 — Best Efforts, No Minimum.
Price per Bond Token:	$10.00
Maximum Offering:	$25,000,000 (2,500,000 Bonds)
Minimum Investment:	$2,500 (250 Bonds), with additional purchases in $10 increments thereafter
General Obligation:	The Bonds are unconditional general obligations of DeedFlow, Inc., enforceable against DeedFlow’s general assets, subordinated only as described under “Description of Securities — Security Interest and Collateral.” The Priority Return and the obligation to repay par ($10.00 per Bond) at maturity are direct corporate obligations of the Issuer, not limited solely to the Royalty Pool.
Priority Return:	8% per annum on aggregate outstanding principal, Actual/360, payable primarily from the Royalty Pool and not guaranteed as a current-pay coupon. Unpaid amounts accrue as Accrued Shortfall at 8% compounding annually and are payable at maturity as an unconditional corporate obligation.
Royalty Pool:	Funded by (i) 5% of the gross sale price of each residential property sold by DeedFlow, whether or not the property was acquired with offering proceeds (the “Property Sale Royalty”), and (ii) 10% of all interest and penalty income received upon redemption of each tax lien by DeedFlow, whether or not the lien was acquired with offering proceeds (the “Lien Redemption Royalty”).
Excess Royalty Distributions:	After the Priority Return (including all Accrued Shortfall) is fully current, any remaining Royalty Pool balance for the period is distributed pro rata to Bondholders as supplemental royalty income.
Maturity:	10 years from the Date of Issuance.
Par Repayment at Maturity:	Mandatory redemption at 100% of par ($10.00 per Bond), plus accrued and unpaid Priority Return and Accrued Shortfall — an unconditional general obligation of DeedFlow.
Optional Redemption:	Non-callable Years 1–3. Years 4–5 at 125% of par; Years 6–7 at 110% of par; Year 8 and thereafter at 100% of par — plus accrued and unpaid Priority Return and Accrued Shortfall in each case.
Year 1 Interest Escrow:	Approximately 8% of gross proceeds ($2,000,000 at full subscription) deposited at closing to help fund Year 1 Priority Return obligations.
Tax Treatment:	Intended to be treated as Contingent Payment Debt Instruments (“CPDIs”) under Treas. Reg. Section 1.1275-4. Closings are conditioned on receipt of a formal tax opinion before closing, unless counsel determines that different disclosure or treatment is required.
Security:	First-priority security interest solely in amounts on deposit in or credited to the Royalty Pool Collection Account, DeedFlow’s contractual rights to receive the Property Sale Royalty and Lien Redemption Royalty, and proceeds of the foregoing, granted to the Trustee for the benefit of Bondholders. No direct lien on individual properties or DeedFlow’s general assets.
Tokenized Form:	Issued as a digital token through T7X Equity, Inc., DeedFlow’s designated SEC-registered Transfer Agent. The Transfer Agent’s off-chain master securityholder file, not any blockchain wallet entry, will constitute the sole official record of ownership in all circumstances. See “Plan of Distribution — Use of Blockchain.”
Secondary Market:	No trading market currently exists. The Company may, in its sole discretion and without Holder consent, seek to facilitate secondary trading through one or more registered Alternative Trading Systems (“ATSs”) upon regulatory approval.
Use of Proceeds:	Tax deed acquisition capital (~40%); property renovation and fix-and-flip capital (~20%); tax lien acquisition capital (~12%); Year 1 Interest Escrow (~8%); marketing and offering expenses (~8%); proprietary software platform development (~4%) — this platform is under development and not yet complete; general working capital (~7.2%); bridge loan repayment (~0.8%, estimated at approximately $210,000 including disclosed principal plus estimated fees and interest, subject to increase if additional Bridge Loans are issued). Because this is a no-minimum offering, fixed obligations and offering costs may materially reduce operational proceeds at low raise levels. See “Use of Proceeds” and “Risk Factors.”
Risk Factors:	Investing in Royalty Revenue Bonds involves a high degree of risk. See “Risk Factors.”

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PRIORITY RETURN AND THE ROYALTY POOL

The 8% Priority Return on the Bonds is an unconditional general obligation of DeedFlow, payable primarily from the Royalty Pool and, to the extent the Royalty Pool is insufficient, remaining a corporate obligation that accrues as Accrued Shortfall until paid. The Royalty Pool is funded by two contractually designated streams of DeedFlow’s operating revenue: the Property Sale Royalty (5% of the gross sale price of each property sold by DeedFlow, whether or not the property was acquired with offering proceeds) and the Lien Redemption Royalty (10% of interest and penalty income on each tax lien redemption received by DeedFlow, whether or not the lien was acquired with offering proceeds).

DeedFlow is an early-stage operating platform, and the Royalty Pool may be limited during the initial quarters following the Date of Issuance given the Company’s 6-to-9-month typical fix-and-flip operating cycle and the time required to build the acquisition pipeline. To mitigate this ramp-up period, DeedFlow will fund a Year 1 Interest Escrow from offering proceeds equal to approximately 8% of gross proceeds ($2,000,000 at full subscription), which may be held by or for the benefit of the Trustee as part of the collateral package but will be released and applied by the Payment Agent exclusively to Priority Return shortfalls during Year 1. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” for management’s expectations regarding the pace of portfolio ramp-up and the assumptions underlying those expectations.

Subject to available Royalty Pool amounts and, during Year 1, the Year 1 Interest Escrow, we expect the Payment Agent to distribute available Priority Return amounts quarterly in arrears commencing with the first full calendar quarter following the initial closing of this offering. Any unpaid Priority Return accrues as Accrued Shortfall at 8% annually and must be satisfied in full before any Excess Royalty Distributions are made or any equity distributions are paid by DeedFlow. Unlike DeedFlow’s use of proceeds for operations, the par repayment obligation and all Accrued Shortfall are absolute, unconditional corporate obligations payable at maturity regardless of Royalty Pool sufficiency at that time.

There can be no assurance that the Royalty Pool, together with the Year 1 Interest Escrow, will be sufficient to fund the Priority Return in full during the early years of the offering, or that DeedFlow will have sufficient general corporate funds to satisfy Accrued Shortfall obligations at maturity. See “Risk Factors — Risks Related to This Offering and Our Bonds.”

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INVESTMENT COMPANY ACT CONSIDERATIONS

We intend to conduct our operations and monitor our asset composition so that neither we nor any of our subsidiaries is required to register as an investment company under the Investment Company Act of 1940, as amended (the “ICA”). Based on our current business plan and asset composition, we intend to rely on two independent bases for exclusion: (i) Section 3(c)(5)(C) of the ICA, which excludes issuers primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate; and (ii) Section 3(b)(1) of the ICA, which excludes issuers primarily engaged, directly or through majority-owned subsidiaries, in a business other than investing, reinvesting, owning, holding, or trading in securities.

DeedFlow is an active real estate operating company — we acquire, renovate, and sell residential real property, and we acquire and resolve tax liens, either through redemption or lien-to-deed conversion. Our revenues are derived from property sale proceeds and lien interest/penalty income, not from investing in securities. Our real property and real estate lien holdings are not “investment securities” within the meaning of the ICA. See “Risk Factors — Risks Relating to the Investment Company Act of 1940” and “Business.”

We will actively monitor our asset composition and operations, supported by a Qualifying Interest Maintenance Covenant (not less than 65% of total assets) and a semi-annual compliance certification process, to support continued compliance with applicable ICA exemptions. There can be no assurance that our operations or asset composition will continue to qualify for an exemption, and the loss of our exemption from registration could require us to materially restructure our operations. See “Risk Factors — Risks Relating to the Investment Company Act of 1940.”

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RISK FACTORS

An investment in our Royalty Revenue Bonds involves a high degree of risk. You should carefully consider the following risk factors, together with the other information contained in this Offering Circular, before purchasing Bonds. Any of the following factors could harm our business, financial condition, results of operations, or prospects, and could result in a partial or complete loss of your investment. The risk factors set forth below are not exhaustive; additional risks and uncertainties not presently known to DeedFlow, or risks currently considered immaterial, may also adversely affect the Company.

Risks Related to This Offering and Our Bonds

The 8% Priority Return is not a guaranteed fixed coupon and depends on the sufficiency of the Royalty Pool.

The Priority Return is payable primarily from the Royalty Pool, which is funded by (i) 5% of the gross sale price of each property sold by DeedFlow, whether or not the property was acquired with offering proceeds, and (ii) 10% of interest and penalty income on each tax lien redemption received by DeedFlow, whether or not the lien was acquired with offering proceeds, and is not a guaranteed current-pay coupon. If the Royalty Pool is insufficient in any quarterly period, the shortfall accrues as Accrued Shortfall compounding at 8% per annum. DeedFlow has no obligation to fund quarterly distributions from sources other than the Royalty Pool and the Year 1 Interest Escrow during Year 1. Investors requiring guaranteed periodic income should not invest in the Bonds.

Accrued Shortfall may accumulate materially, increasing DeedFlow’s aggregate obligations at maturity.

Unpaid Priority Return constitutes Accrued Shortfall, compounding at 8% per annum. While Accrued Shortfall is an absolute, unconditional corporate obligation of DeedFlow payable at maturity, significant accumulation could materially increase DeedFlow’s aggregate maturity obligations and strain the Company’s financial resources. Under CPDI tax rules, investors may owe tax on phantom Accrued Shortfall income without receiving corresponding cash distributions. See “Material U.S. Federal Tax Considerations.”

Bondholders’ security interest is limited to the Royalty Pool and is subordinate to senior secured property-level lenders.

Senior secured lenders hold first-priority liens on individual portfolio properties financed with acquisition, construction, or renovation credit facilities. In any enforcement or insolvency proceeding, senior secured lenders recover from real property assets before Bondholders. Bondholders’ security interest attaches only to the amounts on deposit in or credited to the Royalty Pool Collection Account, DeedFlow’s contractual rights to receive the Property Sale Royalty and Lien Redemption Royalty, related Royalty Pool deposit rights and obligations, and proceeds of the foregoing— not to individual properties or DeedFlow’s general asset base. Enforcement of senior secured remedies could materially diminish or eliminate the Royalty Pool.

The Bonds are otherwise unsecured corporate obligations, and Bondholders rank behind secured creditors in an insolvency.

Beyond the Royalty Pool security interest, the Bonds are unsecured corporate obligations. In any DeedFlow bankruptcy, insolvency, or liquidation, Bondholders rank as unsecured creditors behind all secured creditors and all creditors with liens on DeedFlow’s assets. No sinking fund, letter of credit, surety bond, or other credit enhancement supports repayment of the Bonds beyond the Year 1 Interest Escrow.

The Bonds are subject to optional redemption by DeedFlow after Year 3.

Following the Non-Call Period, DeedFlow may redeem the Bonds at 125% of par (Years 4–5), 110% of par (Years 6–7), or par (Year 8 and thereafter), in each case plus Accrued Shortfall. If redeemed, investors may be unable to reinvest proceeds at a comparable return, and should not assume the Bonds will remain outstanding for the full 10-year term. Partial redemptions are pro rata without individual Bondholder consent.

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Royalty Pool revenues are inherently irregular and unpredictable.

Property sales do not occur on a fixed schedule, and tax lien redemptions occur at the discretion of property owners. Royalty Pool deposits will vary materially from period to period, and historical or projected figures are not reliable predictors of future distributions.

Administration of the Royalty Pool, collection account, Payment Agent payments, and Year 1 Interest Escrow will require ongoing controls, reconciliation, and reporting, and errors could increase costs or result in disputes.

DeedFlow must track property sale proceeds, tax lien redemption income, required Royalty Pool deposits, amounts held in or released from the collection account, Payment Agent calculations and distributions, and the Year 1 Interest Escrow. These processes will require administrative controls, periodic reconciliation, and accurate reporting across DeedFlow, its Trustee, Payment Agent, Transfer Agent, banking relationships, and operating records. If DeedFlow or its service providers make errors in calculating, depositing, segregating, reconciling, or reporting Royalty Pool amounts or escrow releases, Bondholders could receive delayed or incorrect distributions, DeedFlow could incur additional professional, accounting, Payment Agent, Trustee, or systems costs, and disputes could arise among DeedFlow, the Payment Agent, the Trustee, Bondholders, or other parties.

There is no existing market for the Bonds, and we cannot predict whether one will develop.

There is no public market for the Bonds, and we have not applied to list them on any exchange or quotation system. We may, in our discretion, seek to facilitate secondary trading through a registered ATS, but there is no assurance an ATS listing will be achieved or that an active trading market will develop. The offering price of $10.00 per Bond was determined by DeedFlow and may not be indicative of the value of the Company or the Bonds. Investors should be prepared to hold Bonds to maturity.

Because this offering has no minimum, fixed obligations and offering costs may materially reduce operational proceeds at low raise levels.

This offering is being conducted on a best-efforts, no-minimum basis, and we may accept investor funds and conduct closings even if we raise only a small portion of the maximum offering amount. Certain uses of proceeds — including offering expenses, the Year 1 Interest Escrow, and Bridge Loan Repayment — are fixed or semi-fixed and may consume a disproportionately large percentage of proceeds if the amount raised is low. As a result, we may have materially less capital than expected for tax deed acquisitions, property renovations, tax lien acquisitions, software development, and working capital, which could impair our ability to generate Royalty Pool revenues, increase Accrued Shortfall, and materially adversely affect our ability to repay the Bonds at maturity.

Our outstanding Bridge Notes — including one held by our Chief Executive Officer — rank senior to the Bonds and may convert into Bonds offered hereby, which could dilute Bondholders and divert cash otherwise available to fund the Bonds.

Because Ms. Shaw is both a Bridge Note holder and DeedFlow’s Chief Executive Officer and a director, she has interests in decisions relating to the Bridge Notes — including decisions about whether and when to convert, whether and when DeedFlow uses offering proceeds to repay Bridge Notes in cash, and decisions relating to any future Bridge Note issuances — that may not be fully aligned with the interests of Bondholders. Any cash repayment of Bridge Notes, including the CEO-held Bridge Note, would use proceeds that otherwise could be deployed for acquisitions, renovations, tax lien purchases, software development, or working capital; any conversion of Bridge Notes would increase the number of Bonds participating in the Royalty Pool without generating new cash proceeds to DeedFlow. See “Certain Relationships and Related Party Transactions.”

In addition, each Bridge Note holder has the right to convert the outstanding principal, accrued interest (at 10% per annum), and a 10% bridge fee into Bonds at the same $10.00 per Bond offering price used in this offering. If all $189,800 in Bridge Notes outstanding as of July 6, 2026 were converted at maturity, together with accrued interest and bridge fees, the resulting number of Bonds issued to Bridge Note holders — including Ms. Shaw — could be substantial, and would not generate any new cash proceeds to DeedFlow, even though those Bonds would participate in the Royalty Pool and par repayment alongside Bonds sold for cash in this offering. DeedFlow may also issue additional Bridge Notes prior to the completion of this offering, up to the $1,000,000 program limit, further increasing the potential number of Bonds issued upon conversion without corresponding cash proceeds. Bondholders will not be asked to approve, and will have no ability to prevent, any such conversion.

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Because Ms. Shaw is both a Bridge Note holder and DeedFlow’s Chief Executive Officer and a director, she has interests in decisions relating to the Bridge Notes — including decisions about whether and when to convert, and decisions relating to any future Bridge Note issuances — that may not be fully aligned with the interests of Bondholders. See “Certain Relationships and Related Party Transactions.”

Risks Relating to Our Financial Condition and Early-Stage Operations

Our auditor has expressed substantial doubt about our ability to continue as a going concern.

DeedFlow has limited operating history upon which investors can assess performance and has not established a track record of fix-and-flip transactions or tax lien management at scale. There is no assurance DeedFlow will execute its business plan, generate sufficient Royalty Pool revenues, or achieve profitability. Investors rely substantially on management’s projections and business plan, which are not guarantees of future performance. See “Management’s Discussion and Analysis.”

Our ability to generate Royalty Pool receipts and investor returns depends on successful execution of multiple interdependent business-plan assumptions.
Royalty Pool receipts and the ultimate return to Bondholders depend on DeedFlow’s ability to identify and acquire tax deed properties and tax liens at attractive prices, complete renovations on time and within budget, sell properties at expected prices and within expected timeframes, experience tax lien redemption behavior consistent with management’s assumptions, manage lien-to-deed conversions when redemptions do not occur, obtain and supervise qualified contractors, and operate in favorable real estate, financing, construction, and auction-market conditions. Adverse changes in any of these factors — including more competitive auction pricing, slower property sales, higher renovation or holding costs, lower lien redemption rates, contractor defaults, permitting delays, or market deterioration — could reduce or delay Royalty Pool deposits, increase Accrued Shortfall, and impair DeedFlow’s ability to repay the Bonds at maturity.

DeedFlow is an early-stage company with limited operating history and no assurance of profitability.

The typical fix-and-flip cycle is 6 to 9 months, meaning the Royalty Pool will generate minimal revenues in the initial quarters following the Date of Issuance. Even with the Year 1 Interest Escrow, there is a heightened risk of Accrued Shortfall accumulation in Years 1 through 3, and the Escrow does not extend to Year 2 or Year 3. Any failure to achieve the projected ramp-up schedule will extend the accumulation period and increase DeedFlow’s aggregate maturity obligation.
The Year 1 Interest Escrow may be insufficient and will not support payments after Year 1.

The Year 1 Interest Escrow is expected to equal approximately 8% of gross offering proceeds and is intended only to help fund Royalty Pool shortfalls during the first year after the Date of Issuance. The escrow amount will vary with the amount actually raised and may be substantially smaller than the full-subscription estimate if the offering raises less than the maximum amount. Even if fully funded, the escrow may be insufficient to cover Priority Return shortfalls if Royalty Pool receipts are delayed, operating ramp-up is slower than expected, or other costs reduce available cash. The escrow does not provide credit support for Year 2 or later periods, does not guarantee quarterly payments, and does not eliminate the risk that Accrued Shortfall will accumulate.

Portfolio ramp-up may take longer than expected, increasing early Accrued Shortfall accumulation.

The typical fix-and-flip cycle is 6 to 9 months, meaning the Royalty Pool will generate minimal revenues in the initial quarters following the Date of Issuance. Even with the Year 1 Interest Escrow, there is a heightened risk of Accrued Shortfall accumulation in Years 1 through 3, and the Escrow does not extend to Year 2 or Year 3. Any failure to achieve the projected ramp-up schedule will extend the accumulation period and increase DeedFlow’s aggregate maturity obligation.

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We will need additional capital, and may not be able to raise it on acceptable terms.

DeedFlow’s model requires simultaneous deployment of capital across multiple acquisition and renovation cycles. Insufficient offering proceeds, slower-than-anticipated deployment, or unexpected cost overruns may create working capital shortfalls that impair renovation programs, senior debt servicing, or Royalty Pool funding. Additional debt or equity capital may not be available on acceptable terms, or at all.

Fix-and-flip execution risk could reduce gross margins and Royalty Pool contributions.

Fix-and-flip operations are subject to construction cost overruns, contractor and labor shortages, permitting and inspection delays, unexpected structural defects, financing constraints, and the risk of failing to achieve anticipated sale prices. Any of these factors could reduce or delay Royalty Pool contributions below management’s projections.

Actual tax lien redemption and non-redemption rates may differ materially from DeedFlow’s assumptions.

DeedFlow’s model assumes approximately 90% of acquired liens will be redeemed within 120 days and approximately 10% will require lien-to-deed conversion. Actual rates may vary significantly based on property owner circumstances, local economic conditions, and other factors. Lien-to-deed conversion can be time-consuming, costly, and legally complex, and higher-than-expected non-redemption rates would require additional capital and strain working capital.

DeedFlow competes at government auctions where pricing is determined by competitive bidding.

There is no guarantee DeedFlow will acquire deeds and liens at modeled cost levels ($250,000–$300,000 per deed; $30,000 per lien). Competitive bidding above these levels compresses gross margins and reduces Royalty Pool revenues. DeedFlow’s proprietary software sets bid limits but cannot guarantee acquisition at target prices.

Our Board of Directors can issue “blank check” preferred stock without further stockholder approval, which could adversely affect holders of our Common Stock and, indirectly, our capital structure.

DeedFlow’s Certificate of Incorporation authorizes 2,000,000 shares of Preferred Stock, none of which is issued or outstanding as of the date of this Offering Circular. The Board of Directors may, without any further vote or action by DeedFlow’s stockholders, designate one or more series of Preferred Stock and fix the rights, preferences, privileges, and restrictions of each series, including dividend rights, liquidation preferences senior to the Common Stock, redemption rights, conversion rights, and voting rights. See “Description of Capital Stock — Authorized Capital Stock.” Although the Bonds are debt obligations of DeedFlow and would rank senior to any Preferred Stock DeedFlow may issue, the issuance of Preferred Stock could: dilute the voting power and economic interests of DeedFlow’s Common Stock holders, including its founders and directors; be used by the Board as a mechanism to resist an unsolicited acquisition proposal or change of control, even one that holders of Common Stock might consider favorable; and affect DeedFlow’s overall capital structure and financial flexibility in ways that could indirectly bear on DeedFlow’s ability to raise additional capital or service the Bonds. DeedFlow has no current plans to issue Preferred Stock, but there is no assurance it will not do so in the future, on terms that Bondholders may not have an opportunity to evaluate in advance.

The audited financial statements included in this Offering Circular reflect a simple capital structure that could become significantly more complex, including through the issuance of Preferred Stock, additional Common Stock, or the conversion of outstanding Bridge Notes.

As of June 30, 2026, DeedFlow’s capitalization consisted only of 1,420,000 shares of Common Stock outstanding (out of 2,000,000 authorized) and a $29,800 note payable to its Chief Executive Officer. Since that date, DeedFlow has incurred additional indebtedness under its Bridge Note program (see “Certain Relationships and Related Party Transactions — Chief Executive Officer Bridge Loan” and “Index to Financial Statements — Notes to Financial Statements — Note 7, Subsequent Events”), which is convertible into the Bonds offered hereby. DeedFlow’s capital structure may become substantially more complex as a result of this offering, any future issuance of Preferred Stock, any future issuance of additional Common Stock (including under a future equity incentive plan), and any conversion of Bridge Notes. Investors should evaluate DeedFlow’s capitalization as of the date of this Offering Circular with the understanding that it may change materially, and should not assume that DeedFlow’s historical, relatively simple capital structure is indicative of its capital structure going forward.

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Risks Relating to the Investment Company Act of 1940

If DeedFlow were deemed to be an investment company, it could be unable to operate its business as planned.

We rely on the Section 3(c)(5)(C) real estate lien exclusion and the Section 3(b)(1) operating company exclusion under the ICA. If the SEC were to determine DeedFlow does not qualify for these exclusions — whether due to asset composition changes, evolving SEC interpretation, or rulemaking arising from the SEC’s 2011 Concept Release (No. IC-29778) — DeedFlow could be required to register as an investment company, imposing regulatory burdens materially incompatible with our business plan and potentially requiring a restructuring adverse to Bondholders. There is no guarantee these exclusions will remain available throughout the 10-year Bond term. See “Investment Company Act Considerations.”

DeedFlow must continue to monitor its asset composition as its tax lien portfolio scales.

Under the ICA’s 40% Test, a company may be deemed an investment company if more than 40% of its total assets (excluding government securities and cash) consist of “investment securities.” While DeedFlow’s real property and real estate lien assets are not investment securities today, any material shift in asset composition toward liquid securities holdings could implicate this test. DeedFlow’s Indenture will include a Qualifying Interest Maintenance Covenant (not less than 65% of total assets) and a prohibition on acquiring investment securities without a supporting legal opinion, but these contractual protections do not eliminate the underlying regulatory risk.

Risks Relating to Real Estate Markets, Title, and Regulatory Matters

DeedFlow’s performance is directly tied to residential real estate market cycles.

DeedFlow’s revenues are fundamentally derived from the sale of residential real property and are subject to significant market cycles, interest rate environments, local and regional economic conditions, employment levels, lending conditions, and broader macroeconomic factors — all outside DeedFlow’s control. A deterioration in the residential real estate market could materially reduce achievable sale prices, extend disposition timelines, increase holding costs, and reduce Royalty Pool deposits.

Rising interest rates could reduce buyer demand and achievable sale prices.

Rising mortgage rates reduce homebuyer purchasing power and demand, potentially reducing achievable sale prices on DeedFlow’s portfolio properties, while simultaneously increasing DeedFlow’s own variable-rate financing costs. Sustained high interest rates could materially impair gross margins and Royalty Pool contributions.

Construction cost inflation and labor market conditions could increase renovation costs beyond modeled levels.

Material costs and skilled labor availability are subject to significant price volatility and supply constraints. Cost overruns beyond DeedFlow’s estimated $100,000–$150,000 per deed property and $150,000 per lien-to-deed property directly reduce project gross margins and Royalty Pool contributions.

Tax deed properties may be subject to title defects, encumbrances, or third-party claims.

Tax deed properties may be subject to title defects, outstanding encumbrances, or competing claims not eliminated by deed conveyance, and may be challenged by prior owners or lienholders within statutory redemption periods. DeedFlow may incur material costs to clear title, defend against claims, or lose its interest in a property entirely, reducing or eliminating expected returns and Royalty Pool revenues from affected properties.

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Environmental liabilities on acquired properties could exceed renovation budgets.

Acquired properties may have been subject to prior uses resulting in soil contamination, hazardous materials, or other environmental conditions. Federal and state environmental laws impose remediation liability on current owners regardless of fault, and DeedFlow does not currently maintain dedicated environmental liability insurance on acquired properties.

Tax deed and lien procedures vary significantly by state and are subject to legislative change.

DeedFlow must navigate differing state frameworks governing auction eligibility, redemption rights, lien-to-deed conversion procedures, and marketable title timelines. Legal compliance errors could result in loss of property interests, litigation, or regulatory penalties, and legislative changes to any of these frameworks in DeedFlow’s operating states could materially impair its ability to acquire, enforce, or convert assets.

Zoning, permitting, and building code requirements could delay renovation and disposition.

Renovation activities are subject to local zoning, building codes, and permitting requirements. Permit delays or code compliance requirements could increase costs or restrict intended property use, and unresolved code violations may delay issuance of certificates of occupancy, delaying disposition and reducing net returns.

DeedFlow may face litigation from prior owners, lienholders, or other third parties relating to acquired properties.

Prior owners may challenge tax sale validity, notice adequacy, or auction irregularities. Litigation — even if meritless — can delay disposition of affected properties, reducing Royalty Pool contributions, and DeedFlow’s general liability insurance may be insufficient to address all potential claims.

Risks Relating to Our Business, Management, and Operations

DeedFlow depends on key management personnel with specialized industry expertise.

DeedFlow’s operations depend substantially on the expertise and continued service of its founding management team, who possess specialized knowledge of tax deed and lien auctions, residential construction, and real estate markets. Loss of key personnel could materially impair DeedFlow’s ability to execute its business plan, and DeedFlow does not maintain key-man life insurance on any management team member. See “Management.”

DeedFlow’s management capacity may not scale quickly enough to support projected growth.

Managing a geographically dispersed portfolio of active renovation projects requires significant organizational infrastructure, project management systems, multi-jurisdiction legal compliance capabilities, and financial reporting controls, which DeedFlow may not be able to build out quickly enough to support projected acquisition and renovation volumes.

DeedFlow depends on third-party contractors and service providers it does not directly control.

DeedFlow’s fix-and-flip operations depend on third-party contractors, subcontractors, title companies, and brokers. DeedFlow does not directly employ construction workers, and contractor unavailability, underperformance, or insolvency mid-renovation could cause cost overruns and delays.

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The tax deed and tax lien auction market, while fragmented, is competitive.

Individual investors, local operators, institutional buyers, and other technology-enabled platforms compete for the same assets at government auctions. Competitive bidding above modeled acquisition prices compresses margins, and DeedFlow’s proprietary software advantage may diminish as competitors develop comparable tools.

DeedFlow’s proprietary software platform is under development, is not yet complete, and DeedFlow is relying on proceeds of this offering to complete it, with no assurance that it ever will be completed or will perform as intended.

DeedFlow’s proprietary software platform, described under “Business — Business Line 3: Proprietary Technology Platform,” is under development and is not yet complete. DeedFlow intends to use a portion of the proceeds of this offering — currently estimated at $1,000,000 at full subscription, and proportionately less if less than the maximum offering amount is sold — to fund completion of the platform. If DeedFlow raises substantially less than the maximum offering amount, or if development costs exceed current estimates, DeedFlow may not have sufficient funds to complete the platform as currently designed, on the timeline anticipated by management, or at all. There is no assurance that the platform will ever be completed, that it will be completed within the budget or timeframe currently anticipated by management, or that, once completed, it will perform as intended, produce accurate or reliable underwriting outputs, or provide the competitive advantages DeedFlow currently expects. Pending completion, DeedFlow conducts acquisition underwriting using manual processes, which are less efficient and may be less accurate than the completed platform is intended to be, and which could result in DeedFlow acquiring properties or liens at prices or on terms less favorable than modeled, or in DeedFlow losing acquisition opportunities to better-equipped competitors. In addition, once completed, DeedFlow’s software will apply configurable price limits, image analysis, and cost estimation models based on management assumptions that have not been independently audited or validated and that may not predict actual acquisition economics; software errors or model failures could result in suboptimal acquisitions or underestimated renovation costs, and the platform will remain subject to obsolescence as technology and competition evolve. Prospective investors should not assume that the platform described in this Offering Circular currently exists or currently functions as described, and should evaluate DeedFlow’s business on the assumption that its acquisition underwriting will, for some period following this offering, be materially more manual, slower, and less data-driven than the completed platform is intended to be.

A cybersecurity incident could disrupt DeedFlow’s operations or compromise sensitive data.

DeedFlow’s systems collect, process, and store sensitive operational and financial data. A cybersecurity breach, ransomware attack, or system failure could disrupt operations, impair the software platform, compromise data, and result in regulatory penalties or reputational damage. DeedFlow may lack the cybersecurity infrastructure of larger companies, and cybersecurity insurance coverage may be insufficient.

DeedFlow depends on continuous availability of cloud-based infrastructure.

System outages, cloud provider failures, or natural disasters affecting IT infrastructure could impair auction participation, renovation pipeline management, lien redemption tracking, and Royalty Pool reporting, resulting in missed opportunities and administrative failures.

Risks Relating to Tax and Securities Regulation

Bondholders may owe tax on “phantom income” that exceeds actual cash distributions received.

Under CPDI treatment, Bondholders must accrue OID income annually at the comparable yield, regardless of actual cash distributions received. In periods of Royalty Pool insufficiency, Bondholders may owe income tax on phantom income without corresponding cash receipts. Investors in higher tax brackets may face material cash tax obligations without cash income from the Bonds. See “Material U.S. Federal Tax Considerations.”

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The IRS could challenge the CPDI classification and seek to recharacterize the Bonds as equity.

If successful, DeedFlow would lose interest deductions, Bondholders could be taxed on distributions as dividends, and gain on sale or retirement of Bonds could be treated differently than currently anticipated. DeedFlow’s tax opinion, when obtained, will not be binding on the IRS, and changes in tax law or IRS guidance during the 10-year Bond term could alter the applicable tax treatment.

Regulation A Tier 2 imposes ongoing compliance obligations, and failure to satisfy them could result in loss of the exemption.

Regulation A Tier 2 requires ongoing SEC reporting: Form 1-K (annual), Form 1-SA (semi-annual), and Form 1-U (current events). Failure to file timely reports could result in loss of the Regulation A exemption, SEC enforcement action, or suspension of ATS secondary trading. Compliance costs will reduce funds available for operating activities and Royalty Pool contributions.

State securities regulators retain fraud enforcement authority notwithstanding Tier 2 preemption.

Although Tier 2 Regulation A securities are “covered securities” preempting state registration requirements, states retain fraud enforcement authority and may impose notice filing requirements. An adverse state enforcement action could damage DeedFlow’s reputation, impair ATS trading in that state, and impose costs and management distraction.

Changes in federal tax law could adversely affect Bondholders’ after-tax returns.

U.S. federal tax laws governing debt instruments, contingent payment obligations, and investment income are subject to change by Congress, Treasury, or the IRS. Changes during the 10-year Bond term could affect Bond characterization, distribution treatment, applicable rates, or DeedFlow’s deductibility of payments.

Risks Related to Tokenization and Blockchain

We intend to issue the Bonds using the Trusted Smart Chain, a permissioned partition of an otherwise public, permissionless blockchain network, which presents risks that would not exist for a conventional paper-form security.

The Company has elected to issue the Bonds using the Trusted Smart Chain, a permissioned environment that operates as a restricted partition within an otherwise public, permissionless blockchain network. While the underlying blockchain infrastructure remains open and permissionless — meaning that any person or entity may participate in the network as a node operator, miner, or validator without the Company’s or the Transfer Agent’s approval or oversight — the Transfer Agent seeks to deliver controls such as KYC/AML verification, jurisdiction-specific transfer restrictions, role-based access, and real-time credential revocation to verified, credentialed participants through token-level identity binding and on-chain credential enforcement. These controls do not provide complete control over the underlying blockchain infrastructure. Changes in laws, regulations, or policies surrounding crypto assets could change validator behavior in a way that makes the underlying blockchain operationally unstable, including by reducing the computing power available to secure the network and temporarily increasing the risk of a so-called “51% attack.” Because the Trusted Smart Chain operates on a permissionless base layer, protocol upgrades and governance of that base layer are subject to decentralized processes outside DeedFlow’s and the Transfer Agent’s control, and a “hard fork” of the underlying network could result in competing versions of the blockchain or technical incompatibilities requiring DeedFlow or the Transfer Agent to migrate the Tokens to an alternative blockchain.

Blockchain technology generally is nascent, novel, and largely untested at scale, and may contain undiscovered flaws or limitations. Although the Transfer Agent’s off-chain master securityholder file — not the blockchain — will be the sole official record of ownership in all circumstances, disruptions, cyberattacks, coding defects, or forks affecting the Trusted Smart Chain or its underlying network could undermine confidence in the Tokens, delay administrative processes, or require DeedFlow or the Transfer Agent to migrate the Tokens to an alternative blockchain network. Since the Company intends, through its Transfer Agent, to use the blockchain only to index the master securityholder file, disruptions to the blockchain network would not affect the official ownership records maintained by the Transfer Agent — but such events could undermine investor confidence in the Bonds. Investors should not conflate the Bond Tokens with unregistered cryptocurrencies; the Tokens do not derive value from, and are not exposed to, general cryptocurrency market volatility, but investor unfamiliarity with digital-token-based securities could affect demand for, and the eventual secondary liquidity of, the Bonds.

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The regulatory treatment of tokenized securities is uncertain and evolving.

Regulation of tokens and token offerings, blockchain technologies, and token exchanges is being developed and is likely to rapidly evolve at the federal, state, and international level. New laws, regulations, guidance, or enforcement positions could require DeedFlow to modify the tokenization structure, obtain additional licenses, incur additional compliance costs, or restrict the use of blockchain technology in connection with the Bonds. The format in which a security is issued — on-chain or off-chain — does not affect the application of the federal securities laws, and DeedFlow’s use of blockchain technology does not reduce or modify any of its obligations under such laws.

The Transfer Agent’s smart contract could contain defects requiring reissuance of the Tokens.

The compliance and transfer-restriction logic applicable to the Tokens is programmed into a smart contract administered by the Transfer Agent. If the smart contract is later found to be defective or to contain errors, DeedFlow and the Transfer Agent may need to discontinue its use and reissue the Tokens under a new or modified smart contract, which could cause administrative delay or temporary uncertainty regarding Token records — though not regarding the underlying off-chain ownership records, which would remain authoritative throughout.

Investors do not custody the Tokens directly, and access to any investor portal does not constitute custody or control of a Token.

All Tokens will be held by the Transfer Agent in a single omnibus wallet under its exclusive custody and control. Investors will not custody any blockchain wallet or private keys in connection with the Bonds. Access to any investor portal is limited to viewing account information, receiving distributions, and managing investor profile data, and loss of portal credentials is remediated solely through the Transfer Agent’s identity-verification procedures — not through any blockchain-based recovery mechanism.

If a secondary market in the Tokens develops, blockchain network or “gas” fees could apply to certain transfers.

While DeedFlow does not currently have plans to enable secondary transferability of the Tokens, if transfers are permitted in the future, the underlying blockchain network may require payment of network fees (“gas fees”) to process transactions. Any such fees associated with a permitted transfer are expected to be incorporated into the Transfer Agent’s transfer fee rather than charged to investors separately, but the amount of any such fee may vary with network demand and is not within DeedFlow’s control.

A member of our Board of Directors has an independent relationship with the Trusted Smart Chain, the blockchain network DeedFlow has selected for the Bonds.

Tom Truong, a member of DeedFlow’s Board of Directors, has served since 2025 as a “Titan Contributor” to the Trusted Smart Chain. This relationship could be perceived to have influenced, or could in fact have influenced, DeedFlow’s selection of the Trusted Smart Chain as the designated blockchain network for the Bonds, as opposed to an alternative network selected on a fully arm’s-length basis. See “Certain Relationships and Related Party Transactions — Director’s Interest in Designated Blockchain Network.” Any compensation, tokens, or other consideration Mr. Truong receives in connection with his role at the Trusted Smart Chain is not being reviewed or approved by DeedFlow’s Board in this Offering Circular, and DeedFlow has not yet completed its assessment of whether this relationship necessitates additional related-party disclosure, recusal, or independent director approval.

THE RISK FACTORS SET FORTH ABOVE DO NOT PURPORT TO BE EXHAUSTIVE. PROSPECTIVE INVESTORS ARE URGED TO CONSULT WITH THEIR OWN LEGAL, TAX, AND FINANCIAL ADVISORS BEFORE MAKING AN INVESTMENT DECISION. AN INVESTMENT IN THE BONDS IS SUITABLE ONLY FOR INVESTORS WHO CAN BEAR THE LOSS OF THEIR ENTIRE INVESTMENT.

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USE OF PROCEEDS

If we sell all of the Bonds offered, our gross proceeds will be $25,000,000. The figures below are estimates only, and actual allocations may differ. As of the date of this Offering Circular, we have not sold any Bonds pursuant to this offering. Because this is a best-efforts offering with no minimum offering amount, we have set forth below our anticipated use of proceeds at 100%, 75%, 50%, and 25% of the maximum offering amount. Investors should not assume that any minimum amount of proceeds will be available for operating uses; fixed obligations, offering costs, the Year 1 Interest Escrow, and Bridge Loan Repayment may materially reduce proceeds available for tax deed acquisitions, renovations, tax lien acquisitions, software development, and working capital at lower raise levels. The Bridge Loan Repayment amount is held constant across all scenarios because it reflects a fixed pre-existing obligation that DeedFlow intends to repay from offering proceeds regardless of the amount ultimately raised, subject to increase if additional Bridge Loans are issued before repayment.

Bonds Offered (% Sold)	2,500,000 Bonds Sold (100%)	1,875,000 Bonds Sold (75%)	1,250,000 Bonds Sold (50%)	625,000 Bonds Sold (25%)
Gross Offering Proceeds	$25,000,000	$18,750,000	$12,500,000	$6,250,000

Principal Uses of Net Proceeds)
Tax Deed Acquisition Capital	$10,000,000	$7,500,000	$5,000,000	$2,500,000
Property Renovation and Fix-and-Flip Capital	$5,000,000	$3,750,000	$2,500,000	$1,250,000
Tax Lien Acquisition Capital	$3,000,000	$2,250,000	$1,500,000	$750,000
Year 1 Interest Escrow (Trustee-held, Bondholder benefit)	$2,000,000	$1,500,000	$1,000,000	$500,000
Marketing and Regulation A Offering Expenses	$2,000,000	$1,500,000	$1,000,000	$500,000
Proprietary Software Platform Development	$1,000,000	$750,000	$500,000	$250,000
General Working Capital	$1,790,000	$1,290,000	$790,000	$290,000
Bridge Loan Repayment	$210,000	$210,000	$210,000	$210,000
Total Principal Uses of Net Proceeds	$25,000,000	$18,750,000	$12,500,000	$6,250,000
Amount Unallocated	-0-	-0-	-0-	-0-

The Year 1 Interest Escrow may be held by or for the benefit of the Trustee in a segregated account, but amounts released from the escrow will be applied by the Payment Agent solely to Priority Return during the first year following the Date of Issuance. Any unused balance at the end of Year 1 will be released to DeedFlow for deployment into operating capital. As of July 6, 2026, DeedFlow had $189,800 in aggregate principal amount of Bridge Notes outstanding — consisting of an $89,800 note held by DeedFlow’s founder and Chief Executive Officer, Megan Shaw, and a $100,000 note held by Billy Beach Capital, an unaffiliated third party — plus an associated 10% bridge fee of $18,980, for a combined principal-and-fee balance of $208,780. The $210,000 Bridge Loan Repayment allocation reflects this balance rounded up to provide a modest buffer for accrued interest. The actual amount required to repay the Bridge Notes in cash will depend on the aggregate principal, accrued interest, and bridge fees outstanding at the time of repayment, and will be lower to the extent any Bridge Note holders — including Ms. Shaw — elect instead to convert their notes into Bonds offered hereby. See “Certain Relationships and Related Party Transactions — Chief Executive Officer Bridge Loan” and “Risk Factors — Our outstanding Bridge Notes — including one held by our Chief Executive Officer — rank senior to the Bonds and may convert into Bonds offered hereby.”

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If DeedFlow raises substantially less than the maximum offering amount, management expects to sequence operations based on available capital rather than attempt to execute all business lines at the same scale. DeedFlow may limit the number or size of tax deed acquisitions, delay or reduce renovation projects, acquire fewer tax liens, defer portions of proprietary software development, preserve additional working capital for debt service, insurance, taxes, compliance, and administrative expenses, or hold proceeds pending identification of suitable transactions. These decisions could reduce or delay Royalty Pool receipts and may cause actual uses of proceeds to differ materially from the allocation tables above.

The Proprietary Software Platform Development allocation is intended to fund completion of DeedFlow’s software platform, which is under development and not yet complete as of the date of this Offering Circular. If DeedFlow raises substantially less than the maximum offering amount, the corresponding reduction in this allocation could delay or prevent completion of the platform. See “Business — Business Line 3: Proprietary Technology Platform” and “Risk Factors — DeedFlow’s proprietary software platform is under development, is not yet complete, and DeedFlow is relying on proceeds of this offering to complete it, with no assurance that it ever will be completed or will perform as intended.”

The expected use of proceeds represents DeedFlow’s intentions based on its current plans and business conditions. Management will retain broad discretion over the allocation of proceeds, and any material reallocation will be disclosed in an amendment to the Offering Statement filed with the SEC.

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PLAN OF DISTRIBUTION

This Offering Circular is part of an Offering Statement that we filed with the SEC. Periodically, as we have material developments, we will provide an Offering Circular supplement that may add, update, or change information contained in this Offering Circular.

Exchange Listing

As of the date of this Offering Circular, there is no trading market for any of our securities, and we cannot assure you that a trading market will develop. We have not applied to list our securities on any national securities exchange.

Pricing of the Offering

Prior to this offering, there has been no public market for the Bonds. The public offering price of $10.00 per Bond was determined by DeedFlow’s Board of Directors. Because the offering price is not based upon any independent valuation, it may not be indicative of the proceeds Bondholders would receive upon any sale or redemption.

Offering Period and Expiration Date

This offering will start on or after the qualification date and will terminate on the earlier of: (a) twenty-four (24) months from the qualification date (extendable at our discretion, subject to any applicable requalification); (b) the date when all Bonds have been sold; or (c) the date on which this offering is earlier terminated by us in our sole discretion.

Broker-Dealers

The Company will not initially sell Bonds through commissioned broker-dealers, but may do so after the commencement of the offering. If we engage one or more commissioned sales agents or underwriters, we will supplement this Offering Circular to describe the arrangement, and any such arrangement will comply with applicable FINRA Rule 5110 filing and compensation-reasonableness requirements and any other applicable FINRA rules

Subscription Procedures

If you decide to subscribe for Bonds in this offering, you should review your subscription agreement. Subscription agreements will be entered into via the Transfer Agent’s platform (the “Platform”), an online service providing back-end functionality for processing subscriptions and payments. It is not an ATS or broker-dealer.

We reserve the right to reject any investor’s subscription in whole or in part for any reason. If the offering terminates or if any prospective investor’s subscription is rejected, all funds received from such investors will be returned without interest or deduction. Subscriptions are irrevocable by the investor once submitted.

Since there is no minimum offering amount, the Company may immediately deposit proceeds from accepted subscription agreements into the Company’s bank account (subject to depositing approximately 8% of gross proceeds into the Year 1 Interest Escrow), and may use such proceeds in accordance with “Use of Proceeds.” You shall deliver funds by ACH deposit, wire transfer, check, or such other means as the Company deems appropriate.

Any potential investor should take ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision.

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The Platform, the Transfer Agent, any tokenization functionality, any blockchain indexing, and any ATS or secondary-trading arrangements are administrative, recordkeeping, technology, transfer, payment-processing, or secondary-market functions and are not, unless separately disclosed in a supplement, broker-dealer solicitation activity for this offering. After SEC qualification of the Offering Statement, this offering will be conducted either (i) through the Platform, whereby investors will review and complete their subscription agreements online and make payment of the purchase price through a third-party processor to an account we designate or (ii) directly through the Company, subject to substantially similar requirements. The information on the Company’s offering page, while using the Platform’s technology, is presented and under the control of the Company. We further note that the Platform will be operational and accessible at deedflow.co/invest and iOS and Android Apps only when the Offering is declared qualified by the SEC.

Investor Suitability Standards

As a Tier 2 Regulation A offering, investors must comply with the 10% limitation on investment in the offering prescribed by Rule 251. The only investor exempt from this limitation is an “Accredited Investor” as defined under Rule 501 of Regulation D. You qualify as an Accredited Investor if, among other things:

You are a natural person with individual net worth, or joint net worth with spouse, exceeding $1,000,000, excluding the value of your primary residence;

You have earned income exceeding $200,000 (or joint income with spouse exceeding $300,000) in each of the two most recent years with a reasonable expectation of the same level in the current year;

You hold certain professional certifications, designations, or credentials designated by the SEC;

You are an organization described in Section 501(c)(3) of the Code, a corporation, or a partnership with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring Bonds;

You are a bank, savings institution, broker-dealer, insurance company, registered investment company, or similar regulated entity;

You are an entity in which each equity owner is an accredited investor; or

You are a trust with total assets in excess of $5,000,000, whose purchase is directed by a sophisticated person.

Use of Blockchain

A blockchain is an open, distributed ledger that records transactions between two parties in a verifiable and permanent way using cryptography. Transactions on the blockchain are permanently recorded on the blockchain in collections of transactions called “blocks.” Blockchain networks are based upon software source code that establishes and governs their respective cryptographic systems for verifying transactions.

 For clarity of the terminology of the securities on the blockchain, the Company is utilizing the following definitions:

“Issued” means that, after an investor’s subscription is accepted and the investor is approved, the Transfer Agent records the investor’s ownership of the Class A Preferred Shares on the official master securityholder file. The Company may also create a corresponding tokenized reference on-chain (the “blockchain index”), but legal issuance of the Bonds occurs only when reflected on the Transfer Agent’s official records.

 “Maintained” means that the Transfer Agent maintains the official master securityholder file off-chain. This master securityholder file is the sole authoritative record of ownership of the Class A Preferred Shares. The blockchain does not maintain the official shareholder ledger and does not replace or supersede the Transfer Agent’s records.

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 “Indexed” means that certain transaction information may be recorded on-chain as a reference or audit trail. The blockchain index is not the legal record of ownership. It is only a technology layer used to reflect certain activity that has been approved and recorded by the Transfer Agent.

Securities recorded or represented on blockchain; no investment in cryptocurrencies

T7X Equity Inc., the Company’s Transfer Agent will maintain the official ownership records of the Bonds in the master securityholder file, which shall be maintained on a private, off-chain database and indexed and copied to a blockchain-based ledger (the “MSF”), where the digital Bond (each, a “Token” and collectively, “Tokens”) represent the book-entry interests of the underlying security. The blockchain refers to a permissionless blockchain network. The Transfer Agent has chosen to use the Trusted Smart Chain blockchain.

 A bondholder shall be entitled to exercise the rights attributed to the Bonds held by such securityholder only to the extent that, as of the respective date when such rights are intended to accrue or be exercised, such bondholder is a record holder of the corresponding number of Bonds in the master securityholder file. For these purposes, the Company shall rely on the information recorded in the master bondholder file maintained by the Transfer Agent as the official record of ownership.

 The Company will index to the blockchain against the transfers agent’s book form records on a daily basis to ensure the records remain synchronized. This applies to new issuances of Tokens as well as transfers from existing Token owners, if ever permitted. While there are no current plans to make a secondary market, if one does develop, transfers of Tokens will comply with applicable registration or exemption requirements. The indexing process will also ensure that the Tokens remain stapled to the underlying Bonds. In the event of a conflict between the off-chain record held by the Transfer Agent and the blockchain record, the off-chain MSF record is determinative.

Tokens are encrypted digital assets created on the blockchain and issued in accordance with the Operating Agreement that represent the underlying Bonds and do not constitute separate securities. If ever permitted, transfers recorded on the blockchain effect the corresponding transfer of ownership of the underlying Bond.

 Tokens do not have any independent economic or legal value apart from the underlying Bonds and may not exist, be transferred, or be used independently of the corresponding Bonds. Holders receive only those rights associated with the Bonds held, and no additional legal, economic, or other rights arise from the existence or use of Tokens.

 Please refer to Risk Factors – “Risks Related to Tokenization and Blockchain” for additional practical and legal risks including risks related to impact on value of the Bonds and unproven technology, which would not exist if no blockchain technology was used by the Company.

 Tokens are not considered by the Company to be cryptocurrency, as there is no value independent of the Bonds and they cannot be traded, sold, used to purchase items, or be used for any other purpose. Tokens cannot be purchased, sold, or traded separate from the Bonds.

 Each Token represents one Bond and cannot be subdivided. Only a whole Bond can be issued or transferred. Accordingly, only a whole Token representing such Bond can be issued or transferred (if ever permitted). While there are no current plans to make a secondary market, if one does develop, transfers will comply with applicable registration or exemption requirements. The number of Tokens outstanding would be equal to the number of Bonds issued as each Token is only created upon the successful subscription approved.

 The Tokens do not at any time convey any rights, obligations, preferences, royalty rights, liquidation rights, or other benefits of the Bond.

 There are additional risks associated with the issuance, transfer, custody and record keeping of securities or Tokens maintained and recorded on a blockchain. For example, securities that are issued using blockchain technology would be subject to the many risks as covered under Risk Factors – “Risks Related to Tokenization and Blockchain.”

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Use of Trusted Smart Chain Blockchain

Trusted Smart Chain blockchain is an open source, permissionless blockchain framework. It is a modular, general-purpose framework that offers unique access control features, which make it suitable for a variety of industry applications such as track-and-trace of supply chains, trade finance, loyalty and rewards, as well as clearing and settlement of financial assets.

Investors will not pay blockchain network fees or gas fees separately for the initial purchase or issuance of the Tokens. Any network fees for the initial issuance or indexing will be paid by the Company, platform, or another service provider. If an investor transfers ownership of the Bonds, Transfer Agent fees may apply. However, the investor will not pay separate gas fees or blockchain network fees. Any blockchain network or gas fees related to the on-chain indexing of the transfer will be included as part of the Transfer Agent fee charged for the transfer. For the avoidance of doubt, no trading market currently exists; however, the Company may, in its sole discretion and without Holder consent, seek or facilitate listing or trading on one or more ATSs, subject to applicable registration or exemption requirements.

Trusted Smart Chain blockchain is a permissionless blockchain network that supports permissioned functionality through access controls and credentialing mechanisms applied at the application or smart contract level. The securityholders can access the financial information in the Platform based on the information in book form and the same information from the T7X Equity, Inc. Platform (the “Platform”) in the blockchain form.

A Token is an encrypted digital asset created on the blockchain which, when issued and delivered pursuant to and in compliance with the Indenture and transfer agent procedures, is indexed to the underlying Bonds and forms part of the blockchain reference record. The Transfer Agent’s off-chain Master Securityholder File, not the blockchain, is the sole official record of ownership in all cases and circumstances. The smart contract used to create and manage the Tokens facilitates administrative indexing of the Bonds on the blockchain and does not grant any additional legal rights, economic rights or otherwise to the Bonds’ bondholder.

The smart contract uses a permissioned extension of the ERC-20 standards. ERC-20 is a standard interface for fungible tokens. ERC-20 provides basic functionality to track and transfer tokens.

As an extension of ERC-20, the smart contract used by the Company is running on the Trusted Smart Chain blockchain and incorporates permissioned controls that restrict certain interactions to verified and credentialed participants, which creates and records Tokens representing the Bonds and related information on the blockchain. The Token forms part of the record of ownership of the Bonds. The smart contract records the transfer of Tokens and related financial information. Although there are no current plans to make a secondary market, if one does develop, transfers of Tokens will comply with applicable registration or exemption requirements.  If ever applicable, transfers recorded on the blockchain constitute the transfers of the underlying Bonds as reflected in the master bondholder file. The smart contract does not provide any additional legal or economic rights to bondholders beyond those associated with the underlying Bonds. Holders are provided with semi-annual financial information and quarterly distribution details for each Bond they hold. This financial information is accessible to bondholders in the Platform for review or on the blockchain. The primary source of the financial information is maintained in book-entry form, and in the event of a conflict between the book-entry form and the financial information maintained on the blockchain, the book-entry form records will be determinative.

Primary benefits of Trusted Smart Chain Blockchain

Trusted Smart Chain in connection with the Transfer Agent creates a compliance-enforced permissioned enclave within permissionless blockchain networks, delivering the controls of a private, permissioned ledger such as KYC/AML verification, jurisdiction-specific transfer restrictions, role-based access, and real-time credential revocation while preserving the core advantages of public blockchain infrastructure: settlement finality, liquidity access, and transparent auditability. Through token-level identity binding and on-chain credential enforcement, the Transfer Agent seeks to ensure that only verified, credentialed participants can interact with tokenized assets, ring-fencing activity within the open network without sacrificing the interoperability or efficiency that institutional adopters require.

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Wallet and access

All Tokens are held in the Omnibus Wallet, where the Transfer Agent maintains, within the T7X transfer agent system, a sub-ledger that identifies each investor by name and links each investor's position in the Bonds to the Know-Your-Customer, anti-money-laundering, accredited-investor or qualified-purchaser status, tax, and contact information collected from that investor at subscription. For each investor, a corresponding on-chain identity record is created using the ERC-725 and ERC-734 standards that binds the investor's verified identity and compliance claims to the blockchain index entries reflecting that investor's position. Each investor’s identity is an administrative identifier used by the Transfer Agent to enforce compliance, transfer restrictions, recordkeeping, and reporting obligations. It is not a custodial wallet, holds no Tokens, and does not grant the investor any private key, signing authority, or technical ability to initiate or authorize any on-chain transaction. Investors do not custody Tokens or private keys at any time. All Tokens at all times reside in the Omnibus Wallet under the exclusive control of the Transfer Agent.

After KYC and AML checks are completed, the investor may create an account, and set up a username and passkeys. If the Investor loses access to their email account or passkeys, which was used during the account creation process, they are instructed to contact the team at our Transfer Agent at support_ta@t7x.io and validate their identity to reset the investment platform access for them. Until the password is reset, the Investor may not be able to view its account nor transact.

The Transfer Agent maintains the official record of ownership of the Bonds in the Master Securityholder File on a private, off-chain database. The Transfer Agent has access to the Omnibus Wallet and can freeze the Tokens or block any transactions on blockchain to comply with the requirements of a regulatory mandate or a court order.

Transfer Agent / No Certificates

The Company has engaged T7X Equity, Inc. to act as transfer agent (“Transfer Agent”) for the Bonds. We intend to issue the Bonds as a token on a public, permissionless blockchain (the “Tokens”). The maintenance of the Tokens will occur on a gated platform controlled by the Transfer Agent. Such ownership records will then be indexed onto the blockchain by the Transfer Agent. The Transfer Agent’s Master Securityholder File will be the official record in all cases and circumstances, including any discrepancy or inconsistency. Investors may submit subscription agreements and corresponding funds to the Company either directly or through the Transfer Agent’s platform. The information related to all accepted subscriptions will be provided to the Transfer Agent for recording on the Master Securityholder File, and the Transfer Agent’s Master Securityholder File will remain the official record of ownership of the Bonds.

The Transfer Agent will reconcile the blockchain index to the Master Securityholder File daily. If there is any discrepancy or inconsistency between the blockchain index and the Transfer Agent’s Master Securityholder File, the Transfer Agent’s Master Securityholder File will control in all cases and circumstances. The Transfer Agent may correct the records in the T7X transfer agent system, and any correction may then be indexed to the blockchain.

Advertising, Sales and other Promotional Materials

In addition to this Offering Circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this Offering. These materials may include information relating to this Offering, the past performance of our Manager and its officers, directors and its affiliates, articles and publications concerning the industry, or public advertisements and audio-visual materials, in each case only as authorized by us. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material. Although these materials will not contain information in conflict with the information provided by this Offering Circular and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to our common shares, these materials will not give a complete understanding of this Offering, us or our Bonds and will only be made available consistent with the requirements of Rule 255 of Regulation A. This Offering is made only by means of this Offering Circular and prospective investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in our common shares.

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How to Subscribe

Investor Account

When subscribing to this Offering, investors will go through a Know Your Customer (“KYC”) process in order to verify an investors information prior to the acceptance of any subscriptions. Upon acceptance of an investor’s subscription agreement, an account will be set-up on our Transfer Agent’s platform, that is controlled directly by the subscriber.

Investors subscribing through the Platform may transfer funds into its account at the Transfer Agent by authorizing an electronic transfer using the ACH network from investor’s designated and verified bank account (or other means that may be permitted by the Transfer Agent) to its funding account. Investors can view their cash positions in their self-custodied account at the Transfer Agent, through an “Investor Dashboard”. Investors subscribing directly with the Company may deliver funds by check, ACH, wire transfer, or such other method as the Company may approve, pursuant to instructions provided by the Company. Any distributions on the Bonds will be made in accordance with the Indenture and the Payment Agent’s procedures, which may include payments through the Payment Agent, direct payments by the Company, or such other payment method as the Payment Agent and Holder may agree.

Subscription Procedures

Investors seeking to purchase our Bonds who satisfy the “qualified purchaser” standards should proceed as follows:

•	Read this entire Offering Circular and any supplements accompanying this Offering Circular.

•	Electronically complete and execute a copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in this Offering Circular as Exhibit 4.1.

•	Complete client onboarding, including KYC, AML, sanctions, investor-eligibility, and similar compliance checks, and establish an account with our Transfer Agent or alternatively provide such information as the Company, the Transfer Agent, or their respective service providers may reasonably require before accepting the subscription.

•	Deliver funds for the purchase of the Bonds either through the Platform or directly to the Company by ACH, wire transfer, or such other method the Company may approve.

By executing the subscription agreement and paying the total purchase price for our Bonds subscribed for, each investor agrees to accept the terms of the subscription agreement and attests that the investor meets the minimum standards of a “qualified purchaser”, has satisfied applicable KYC, AML, sanctions, investor-eligibility, and similar compliance requirements, and that such subscription for the Bonds, to the extent not an “Accredited Investor” (as defined in Rule 501) does not exceed 10% of the greater of such investor’s annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Subscriptions will be binding upon investors but will be effective only upon our acceptance and we reserve the right to reject any subscription in whole or in part.

We will offer the Bonds in this Offering for a period of twelve (12) months from the date of commencement of this Offering after qualification or until we raise the maximum amount being offered, whichever occurs earlier, but there is no guarantee that any amount of our Bonds will be sold. This Offering will commence within two (2) days of the date of qualification by the SEC. We reserve the right to terminate or extend the Offering for any reason at any time. Subscriptions will be accepted on a rolling basis and, once received, are irrevocable by investors. Subscriptions will be binding upon investors and will be accepted or rejected by us at our discretion.

To the extent that the funds are not ultimately received by us or are subsequently withdrawn by the subscriber, the subscription agreement will be considered terminated, and the subscriber will not be entitled to any Bonds subscribed for or distributions that may have accrued.

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An investor must transfer funds held in its Transfer Agent account to its own bank account to utilize the funds in any way other than investment in our Bonds. Upon request, our Transfer Agent, will transfer funds back to an investor’s verified bank account by ACH transfer, provided that such funds are not irrevocably committed to the purchase of our Bonds or otherwise irrevocably committed through the T7X Platform. An investor may transfer funds out of its T7X Platform account at any time by accessing their Investor Dashboard and selecting “request withdrawal”. Funds withdrawn will be released and made available in the investor’s funding account typically within 48 hours. Investors may withdraw uncommitted funds by accessing their Investor Dashboard on the T7X Platform and selecting the option to move uncommitted funds held in the T7X account back to their personal bank account. This transfer typically takes three to five business days to complete.

Minimum Purchase Requirements

You must initially purchase at least 250 Bonds in this Offering, or $2,500 based on the current per Bond price. If you have satisfied the applicable minimum purchase requirement, any additional purchase must be in amounts of at least $10. However, in certain instances, and in our sole discretion, we may revise the minimum purchase requirements in the future or elect to waive the minimum purchase requirement, such as for individuals who participate in different plans established by our Board of Directors.

Arbitration Provision

By purchasing Bonds in this Offering, investors agree to be bound by the Arbitration Provisions contained in our subscription agreement . Such Arbitration Provisions apply to claims under the U.S. federal securities laws and to all claims that are related to the Company, including with respect to this Offering, our Bonds, and our ongoing operations, among other matters, and limit the ability of investors to bring class action lawsuits or similarly seek remedy on a class basis.

By agreeing to be subject to the Arbitration Provisions contained in our subscription agreement, you are severely limiting your rights to seek redress against us in court. For example, you may not be able to pursue litigation for any claim in state or federal courts against us or our respective directors or officers, including with respect to securities law claims, and any awards or remedies determined by the arbitrators may not be appealed. In addition, arbitration rules generally limit discovery, which could impede your ability to bring or sustain claims, and the ability to collect attorneys’ fees or other damages may be limited in the arbitration, which may discourage attorneys from agreeing to represent parties wishing to commence such a proceeding.

Specifically, under the Arbitration Provisions, either party may, at its sole election, require that the sole and exclusive forum and remedy for resolution of a claim be final and binding arbitration. We have not determined whether we will exercise our right to demand arbitration but reserve the right to make that determination on a case by case basis as claims arise. In this regard, the Arbitration Provisions are similar to a binding arbitration provision as we are likely to invoke the Arbitration Provisions to the fullest extent permissible. The Arbitration Provisions apply to claims under the U.S. federal securities laws and to all claims that are related to the Company, including with respect to this Offering, our holdings, our Bonds, and our ongoing operations, among other matters.

Any arbitration brought pursuant to the Arbitration Provisions must be conducted in the State of Delaware. The term “Claim” as used in the Arbitration Provisions is very broad and includes any past, present, or future claim, dispute, or controversy involving you (or persons claiming through or connected with you), on the one hand, and us (or persons claiming through or connected with us), on the other hand, relating to or arising out of your subscription agreement, and/or the activities or relationships that involve, lead to, or result from any of the foregoing, including (except an individual Claim that you may bring in Small Claims Court or an equivalent court, if any, so long as the Claim is pending only in that court) the validity or enforceability of the Arbitration Provisions, any part thereof, or the entire subscription agreement. Claims are subject to arbitration regardless of whether they arise from contract; tort (intentional or otherwise); a constitution, statute, common law, or principles of equity; or otherwise. Claims include (without limitation) matters arising as initial claims, counter-claims, cross-claims, third-party claims, or otherwise. The scope of the Arbitration Provisions is to be given the broadest possible interpretation that will permit it to be enforceable. We have no reason to believe that the Arbitration Provisions are not enforceable under federal law, the laws of the State of Delaware, or under any other applicable laws or regulations. However, to the extent that one or more of the provisions in our subscription agreement with respect to the Arbitration Provisions or otherwise requiring you to waive certain rights were to be found by a court to be unenforceable, we would abide by such decision.

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As a result of these arbitration provisions, you and our other bondholders may be subject to increased costs in bringing a claim, limited access to information and you may also be subject to other imbalances of resources between us and our bondholders. These provisions may also discourage you and other bondholders, including those who may purchase securities upon resale by any initial purchaser in an aftermarket or otherwise, from bringing claims at all and will limit your ability to bring a claim in a judicial forum that you find favorable.

Before purchasing our bonds, a potential investor must acknowledge, understand, and agree that: (a) arbitration is final and binding on the parties; (b) the parties are waiving their right to seek remedies in court, including the right to jury trial; (c) pre-arbitration discovery is generally more limited than and potentially different in form and scope from court proceedings; (d) the Arbitration Award is not required to include factual findings or legal reasoning and any party’s right to appeal or to seek modification of a ruling by the arbitrators is strictly limited; and (e) the panel of arbitrators may include a minority of persons engaged in the securities industry. The Arbitration Provisions limit the rights of an investor to many legal remedies and rights otherwise available.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read together with DeedFlow’s financial statements and related notes appearing elsewhere in this Offering Circular. This discussion contains forward-looking statements based on management’s current expectations, and actual results could differ materially. See “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors.”

Overview

DeedFlow, Inc. is a Delaware corporation incorporated on June 3, 2026 (inception). DeedFlow is a development-stage company: as of June 30, 2026 (the date of its most recent audited balance sheet), the Company had not yet commenced meaningful revenue-generating operations and had incurred only organizational, legal, accounting, and other startup costs. DeedFlow’s business plan is to acquire, rehabilitate, and sell distressed residential real estate assets sourced from tax deed and tax lien auctions, as described under “Business.” Since the June 30, 2026 balance sheet date, DeedFlow has taken several steps to begin implementing this plan, including raising bridge financing (see “— Liquidity and Capital Resources” below) and acquiring its first three properties in South Carolina for a purchase price of $151,769, which the Company intends to rehabilitate at an estimated cost of $180,000 and place for sale during 2027.

Components of Results of Operations

DeedFlow’s revenues are expected to consist principally of gross proceeds from the sale of renovated tax deed and lien-to-deed conversion properties, together with interest and penalty income collected upon redemption of tax liens. To date, DeedFlow has not generated any revenue. DeedFlow’s principal operating expenses to date have consisted of organizational, legal, and accounting costs incurred in connection with the Company’s formation and this offering. Going forward, DeedFlow’s principal operating expenses are expected to also include acquisition costs (tax deed and tax lien purchase prices at auction), renovation and construction costs, senior property-level debt service, technology platform development and maintenance costs, and general corporate overhead, including the incremental costs of operating as a Regulation A reporting company.

Results of Operations — Period from Inception (June 3, 2026) through June 30, 2026

For the period from inception (June 3, 2026) through June 30, 2026, DeedFlow generated no revenue and incurred a net loss of $8,775, consisting entirely of organizational and startup expenses (legal, accounting, and filing fees incurred in connection with the Company’s formation). Because this was DeedFlow’s initial stub period following inception, no period-over-period comparison is presented. DeedFlow expects to incur substantially higher operating expenses in future periods as it commences property acquisition, renovation, and disposition activity and as it incurs the ongoing costs of being a Regulation A reporting company. See “Index to Financial Statements — Statement of Operations.”

Operating Revenues (development stage start up)

The Company’s revenues were $0 for the period ended June 30, 2026.

General and Administrative Expenses

For the period ended June 30, 2026, general and administrative expenses were $25.

Professional Fees

For the startup period ended June 30, 2026, professional fees were $8,750.

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Consulting Fees

For the period ended June 30, 2026, consulting fees were $0.

Our net loss for the period ended June 30, 2026 was ($8,775).

Liquidity and Capital Resources

As of June 30, 2026, DeedFlow had cash of $31,225 and a current note payable of $29,800 owed to its founder and Chief Executive Officer, Megan Shaw, representing funds she had advanced to the Company prior to execution of a formal promissory note. DeedFlow’s primary sources of liquidity through that date consisted of (i) net cash proceeds of $10,200 from the issuance of common stock to founders and early investors, and (ii) the $29,800 advanced by Ms. Shaw. These resources resulted in working capital of approximately $1,425 as of June 30, 2026 — an amount management does not believe is sufficient to fund DeedFlow’s planned operations, which raises substantial doubt about the Company’s ability to continue as a going concern. See “— Going Concern” below.

At June 30, 2026, the Company had total current assets of $31,225, consisting of cash.

At June 30, 2026, the Company had total current liabilities of $29,800, consisting of a current note payable of $29,800 owed to its founder and Chief Executive Officer, Megan Shaw, representing funds she had advanced to the Company prior to execution of a formal promissory note.

At June 30, 2026, we had working capital of $1,425.

Cashflows from Operating Activities

During the period ended June 30, 2026, cash used in operating activities was ($8,775).

Cashflows from Financing Activities

During the period ended June 30, 2026, cash provided by financing activities was $40,000, including $10,200 from the issuance of common stock to founders and early investors, and the $29,800 advanced by Ms. Shaw.

Subsequent to June 30, 2026, DeedFlow took the following steps to address its liquidity needs:

•	On July 2, 2026, the Board of Directors approved a bridge financing program authorizing the issuance of up to $1,000,000 in aggregate principal amount of convertible promissory notes (the “Bridge Notes”). As of that date, the Company had received commitments totaling $189,800 under the program, including $89,800 from the Company’s founder and Chief Executive Officer, Megan Shaw. See “Certain Relationships and Related Party Transactions” for a description of Ms. Shaw’s note.
•	On or about July 6, 2026, DeedFlow received $100,000 in gross proceeds from Billy Beach Capital in connection with a Bridge Note issued under the same program and on the same terms.
•	DeedFlow purchased three properties in South Carolina for an aggregate purchase price of $151,769 and expects to spend approximately $180,000 rehabilitating those properties, with the goal of placing them for sale during 2027.
•

On or about August 7, 2026, DeedFlow received$330,000 in gross proceeds from C&H Capital, LLC, a non-affiliate lender, in connection with the refinance of the three properties in South Carolina to fund the rehabilitation of those properties, under three promissory notes secured by mortgages or deeds of trust. The notes are dated July 28, 2026 and state a one-year term. The notes bear interest at 11.0% per annum, calculated daily on a 360-day year, and may be prepaid at any time without premium or penalty. The notes are secured by deeds of trust and assignments of rents on the related properties. The notes provide for acceleration upon default, late charges on delinquent payments, and default interest at 15.0% per annum, subject to applicable law.

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Following completion of this offering, DeedFlow’s primary sources of liquidity are expected to be net proceeds of the offering, together with property sale proceeds and tax lien redemption income generated by its operating business. DeedFlow will require substantial additional capital deployment across multiple, simultaneous acquisition and renovation cycles in order to execute its business plan and to fund the repayment of the Bonds at maturity, and there is no assurance that the net proceeds of this offering, together with DeedFlow’s other capital resources, will be sufficient for that purpose. See “Risk Factors — Risks Relating to Our Financial Condition and Early-Stage Operations — We will need additional capital, and may not be able to raise it on acceptable terms.”

Going Concern

DeedFlow’s independent auditor, Wahl Street Accountancy Corporation, included an emphasis-of-matter paragraph in its audit report on DeedFlow’s financial statements for the period from inception through June 30, 2026, noting that DeedFlow’s status as a development-stage entity that has not yet generated revenue, together with its net loss of $8,775 since inception and its limited working capital as of June 30, 2026, raise substantial doubt about DeedFlow’s ability to continue as a going concern for a reasonable period of time. DeedFlow’s financial statements have been prepared assuming DeedFlow will continue as a going concern and do not include any adjustments that might result from the outcome of this uncertainty. Management’s plans to address this uncertainty include the bridge financing described above and the completion of this offering; there is no assurance either will be sufficient. See “Index to Financial Statements — Notes to Financial Statements — Note 6, Going Concern” and “Risk Factors.”

Critical Accounting Policies and Estimates

DeedFlow’s financial statements are prepared in accordance with U.S. GAAP applicable to private companies. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, and expenses. DeedFlow’s significant accounting policies to date include:

•	Use of Estimates. Significant estimates to date include the valuation of subscription receivables and the assessment of going concern..
•	Stock Issuance and Subscription Receivable. Common stock issued for cash or subscription agreements is recorded at par value, with any excess credited to additional paid-in capital. Subscription receivables are presented as a contra-equity account (a deduction from stockholders’ equity) until collected.
•	Organizational and Startup Costs. Costs incurred in connection with the organization of the Company (legal, accounting, filing fees, and similar costs) are expensed as incurred.
•	Income Taxes. DeedFlow accounts for income taxes under the asset-and-liability method (ASC 740). DeedFlow has incurred a net operating loss since inception and has recorded a full valuation allowance against any potential deferred tax assets; no current or deferred income tax expense or benefit has been recognized for the period ended June 30, 2026.

DeedFlow expects to adopt additional accounting policies — including with respect to revenue recognition upon closing of property sales, capitalization and amortization of renovation costs, and estimation of the comparable yield and projected payment schedule used for CPDI tax reporting on the Bonds — as its operations develop. See “Index to Financial Statements — Notes to Financial Statements — Note 2, Summary of Significant Accounting Policies.”

Off-Balance Sheet Arrangements

As of the date of this Offering Circular, DeedFlow does not have any off-balance sheet arrangements.

Quantitative and Qualitative Disclosures About Market Risk

DeedFlow is exposed to market risk in the ordinary course of its business, principally interest rate risk (affecting both DeedFlow’s senior property-level financing costs and residential buyer demand) and residential real estate price risk. DeedFlow does not hold or issue financial instruments for trading purposes.

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BUSINESS

Overview

DeedFlow, Inc. is a Delaware corporation, incorporated on June 2, 2026, and organized and operated as an active real estate acquisition and management platform, built upon the specialized expertise of a seasoned team of real estate professionals with deep experience across the full spectrum of property acquisition, construction management, and asset disposition. DeedFlow is expressly designed as an operating business — not a passive investment vehicle — and its strategic positioning reflects a deliberate institutional approach to a highly fragmented, government-sourced segment of the U.S. residential real estate market.

The Company’s core strategy centers on the acquisition of residential real estate assets through government-administered tax deed auctions and tax lien sales conducted across the United States. These auctions, held at the county and municipal level in hundreds of jurisdictions nationwide, represent a recurring, government-sourced deal flow that most institutional operators have historically lacked the organizational infrastructure, local knowledge, or technological capability to access at scale. DeedFlow has been built from inception to address precisely this market inefficiency.

DeedFlow’s revenue model is built on two complementary business lines, supported by a third, proprietary technology capability: (i) tax deed fix-and-flip operations, in which DeedFlow acquires residential properties through government-administered tax deed auctions, renovates them, and sells them to end buyers; and (ii) tax lien acquisition and resolution, in which DeedFlow acquires government tax liens and resolves them either through property owner redemption or, in cases of non-redemption, through lien-to-deed conversion and subsequent renovation and disposition. The proprietary technology platform supports both business lines and constitutes a proprietary operational asset of DeedFlow.

Tax Deed Fix-and-Flip Operations

DeedFlow’s primary revenue engine is the acquisition of residential tax deeds at government auction sales. When a property owner fails to pay property taxes, state and local governments may, after applicable notice and redemption periods, convey the delinquent property to a purchaser at public auction by issuance of a tax deed. DeedFlow participates in these auctions through its proprietary technology platform, which applies configurable maximum bid price limits and property-level analysis to identify and prioritize acquisition targets.

The Company targets properties in the acquisition price range of approximately $250,000 to $300,000 per asset — a price band calibrated through market analysis to optimize post-renovation sale potential in DeedFlow’s target geographic markets. Each acquired property is immediately enrolled in DeedFlow’s structured renovation and redevelopment program, which contemplates additional capital investment of approximately $100,000 to $150,000 in construction, rehabilitation, and property improvements. DeedFlow engages licensed third-party contractors to perform renovation work under management supervision.

DeedFlow targets a 6-to-9-month operating cycle from acquisition through closing of each property sale, and the Company’s underwriting model projects an estimated gross profit margin of 30% to 35% on sale. This segment is the foundation of DeedFlow’s operating platform and the primary generator of Royalty Pool revenues available to Bondholders: upon each property sale, DeedFlow deposits into the Royalty Pool an amount equal to 5% of the gross sale price (the “Property Sale Royalty”), calculated on gross proceeds — not net proceeds — ensuring a Royalty Pool contribution on each completed transaction regardless of the net margin achieved on any individual property.

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Tax Lien Acquisition and Resolution

DeedFlow’s second revenue stream involves the acquisition of tax liens on residential properties at government lien sales. When a property owner fails to pay property taxes, many states permit government authorities to issue and sell a lien certificate representing the unpaid tax obligation; the purchaser acquires the right to collect the outstanding tax, penalties, and interest from the property owner. DeedFlow acquires these liens at an average acquisition cost of approximately $30,000 per lien.

The economics of this business line are structured around two distinct resolution pathways. In approximately 90% of cases, the property owner redeems the lien within 120 days of acquisition, paying the outstanding lien amount plus applicable statutory interest and penalties — generating a return estimated at approximately 10% on invested capital in a short holding period, a high-velocity, low-risk component of DeedFlow’s revenue model that complements the longer-cycle fix-and-flip operations. The Lien Redemption Royalty — equal to 10% of all interest and penalty income received upon each tax lien redemption by DeedFlow, whether or not the lien was acquired with offering proceeds — is deposited into the Royalty Pool upon each redemption event.

In approximately 10% of cases, the lien is not redeemed within the statutory redemption period. In these instances, DeedFlow exercises its rights under applicable state law to convert the lien to a deed, taking possession of the underlying property. DeedFlow then deploys an additional approximately $150,000 in renovation capital and targets the property for sale at approximately $300,000, generating a Property Sale Royalty contribution to the Royalty Pool upon sale, in addition to a substantial disposition gain contributing to DeedFlow’s operating returns. Lien-to-deed conversion proceedings are subject to legal complexity and timeline variability depending on applicable state law.

Proprietary Technology Platform

DeedFlow is developing a proprietary software platform specifically designed to systematically identify, evaluate, and prioritize acquisition opportunities across the hundreds of tax deed and tax lien auctions conducted by government authorities nationwide each year. The platform is not yet complete, and DeedFlow intends to use a portion of the proceeds of this offering to fund its completion. See “Use of Proceeds” and “Risk Factors — DeedFlow’s proprietary software platform is under development, is not yet complete, and DeedFlow is relying on proceeds of this offering to complete it, with no assurance that it ever will be completed or will perform as intended.” Once completed, the platform is intended to perform multiple functions integral to DeedFlow’s acquisition underwriting: it is intended to identify and calendar government auction dates and locations across multiple jurisdictions; apply configurable maximum bid price limits on a property-by-property basis; perform property-level analysis using aerial and street-level imagery to assess property condition and estimate renovation requirements; and generate granular renovation cost estimates for each potential acquisition opportunity — before DeedFlow commits any capital to the auction process. There is no assurance that the platform will be completed, that it will be completed on the timeline or within the budget anticipated by management, or that it will perform as intended once completed.

Once completed, DeedFlow believes this technology capability will represent a genuine and significant competitive advantage. The U.S. tax deed and lien auction market is deeply fragmented, with the vast majority of participants operating as individual investors or small regional operators without systematic acquisition infrastructure. DeedFlow’s platform, once completed, is intended to enable the Company to survey and underwrite opportunities at a volume and speed that would be operationally impossible through manual processes, while enforcing the pricing and return discipline that protects the Royalty Pool available to Bondholders. Pending completion, DeedFlow conducts acquisition underwriting using manual processes based on years of expertise, which is less efficient than the completed platform is intended to be. The platform is intended for DeedFlow’s internal acquisition operations exclusively and is not currently, nor is it intended to be, licensed to third parties. DeedFlow intends to invest a portion of offering proceeds in completing, and thereafter in continued development and scaling of, the platform, including expansion of jurisdictional coverage, enhancement of cost estimation models, and integration of additional property data sources. See “Use of Proceeds.”

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The platform’s intended maximum bid price limits and other underwriting functions, once completed, are designed to enforce disciplined acquisition pricing by preventing DeedFlow from exceeding modeled economics at auction. However, as described in “Risk Factors,” the platform remains under development, its models are based on management assumptions that have not been independently validated, and there is no assurance the platform will be completed, will be completed within the timeframe or budget anticipated by management, or will function as intended once completed.

Market Opportunity and Competitive Positioning

The United States tax deed and tax lien market represents a vast, recurring, and structurally underserved opportunity. Each year, state and local governments across the country conduct hundreds of separately administered tax deed auctions and tax lien sales, generating a continuous pipeline of acquisition opportunities sourced entirely from the government’s own tax collection processes. The supply of these assets is non-cyclical in origin — driven by property tax delinquency rates, a persistent feature of every real estate market in every economic cycle.

Despite the scale and recurrence of this deal flow, the market remains almost entirely fragmented among individual investors and small regional operators. There are effectively no institutionally scaled, technology-enabled platforms operating systematically across multiple states in this segment. DeedFlow is designed to occupy precisely that white space — bringing institutional-grade acquisition discipline, proprietary technology, structured capital, and experienced operational management to a market that has historically been inaccessible to large-scale, organized capital.

DeedFlow’s management team brings direct, hands-on experience across all facets of the business: tax auction participation, title resolution, construction management, regulatory compliance in multiple state jurisdictions, and disposition through both traditional MLS channels and off-market networks. This operational depth, combined with the Company’s technology platform and the disciplined financial structure of the Royalty Revenue Bond offering, positions DeedFlow as a distinctive operator in the residential real estate sector — one that generates returns through active, disciplined operations rather than passive asset accumulation.

Competition

While the tax deed and tax lien auction market remains highly fragmented relative to other segments of the U.S. real estate market, it is nonetheless competitive. Individual investors, local real estate operators, institutional buyers, and an increasing number of other technology-enabled acquisition platforms compete for available properties and liens at government auctions. DeedFlow believes its proprietary technology platform, once completed, and its experienced management team will provide a meaningful competitive advantage in deal sourcing speed and acquisition underwriting discipline, but the platform is not yet complete, and there can be no assurance that it will be completed, that any resulting advantage will be sustained, or that it will not diminish as competitors develop comparable tools. See “Risk Factors.”

Intellectual Property

DeedFlow does not currently own any patents, trademarks, copyrights.

Properties

DeedFlow’s principal executive offices are located at 5263 West, Windsor Ln, Highland, UT 84003. DeedFlow does not currently own any real property for its own corporate use; its portfolio consists of residential tax deed and tax lien assets acquired and held in the ordinary course of its operating business, as described above.

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In addition, in July, 2026, DeedFlow completed the acquisition of three properties in South Carolina for an aggregate of $151,769. It intends to rehabilitation of these properties and sell them over the next 6 to 9 months. On or about August 7, 2026, DeedFlow received $[ ] in gross proceeds from [ ] in connection with the refinance of the these three properties to fund their rehabilitation.

Legal Proceedings

We may from time to time be involved in various claims and legal proceedings of a nature we believe are normal and incidental to our business. These matters may include product liability, intellectual property, employment, personal injury, and other general claims. We are not presently a party to any legal proceedings that, in the opinion of our management, are likely to have a material adverse effect on our business. Regardless of outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

Employees

As of the date of this Offering Circular, DeedFlow has one full-time employee, Megan Shaw (Chief Executive Officer), and one part-time employee, who serves as the Company’s bookkeeper. DeedFlow relies on third-party contractors and service providers, rather than direct employees, to perform renovation and construction work. See “Risk Factors — Risks Relating to Our Business, Management, and Operations — DeedFlow depends on third-party contractors and service providers it does not directly control.”

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MANAGEMENT

Name	Age	Term of Office	Position	Approximate hours per week for part-time employees
Megan Shaw	45	June 2026 – Current	Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Chairperson of the Board	Full Time
Tom Truong	58	June 2026– Current	Director
Scott Lewis	61	June 2026– Current	Director

Directors and Executive Officers

Name / Title	Background
Megan Shaw — Chief Executive Officer, Chief Financial Officer, & Director**	Ms. Shaw is the founder, Chief Executive Officer, and Chief Financial Officer of DeedFlow. She brings more than 16 years of experience acquiring, managing, and scaling real estate investments across multiple U.S. markets. Since 2010, Ms. Shaw has founded and led Exeter Holdings LLC, and 305 w arch LLC, a multi-state real estate investment operation specializing in distressed assets, value-add opportunities, and strategic acquisitions, with investment activity executed across eight states — including California, Utah, Washington, Louisiana, Florida, North Carolina, South Carolina, and the Chicago, Illinois market. Since 2020, Ms. Shaw has also acted as a portfolio buyer and real estate investor, specializing in the acquisition of bulk portfolios of 15 to 25 residential assets in a single transaction, and as a tax lien and tax deed investor, generating returns through redemption strategies, property acquisition, and portfolio management across multiple states. Since 2015, Ms. Shaw has educated and mentored thousands of students nationwide in real estate investing, tax liens, tax deeds, business development, and wealth-building strategies through Tax Lien Wealth Builders. Ms. Shaw holds a Bachelor of Science in Health Education from Brigham Young University–Idaho.

Tom Truong — Director

Mr. Truong is a real estate coaching professional and entrepreneur with decades of experience in brokerage, coaching, development, investment, hard money lending, and blockchain innovation. Since 2018, Mr. Truong has served as an Alpha Influencer for eXp World Holdings, ranking in the top 0.001% of eXp influencers across residential, commercial, luxury, and global divisions, and leading a multi-international sales organization that coaches agents on business growth and agent-ownership models. Since 2025, Mr. Truong has also served as a Titan Contributor to the Trusted Smart Chain, a blockchain platform specializing in the tokenization of real-world assets — the same blockchain network DeedFlow has selected to index the Bonds offered hereby (see “Description of Securities — Tokenized Issuance and Form of the Bonds” and “Certain Relationships and Related Party Transactions”). From 2012 to 2018, Mr. Truong was an Associate Franchise Owner of a HomeVestors “We Buy Ugly Houses” franchise, actively flipping houses and expanding a rental portfolio. From 2004 to 2014, Mr. Truong served as President and Co-Owner of Real Estate Center, Inc. d/b/a Realty Direct Massachusetts, growing the brokerage from $15 million to over $100 million in annual production across four Massachusetts locations before its sale to Carrington Real Estate Services, LLC in 2014, and from 1992 to 2004, Mr. Truong served as Area Vice President and Area Chief Financial Officer of Arthur J. Gallagher & Co. Mr. Truong holds professional designations including Certified Residential Specialist (CRS) and Seniors Real Estate Specialist (SRES), and is a licensed Realtor®. Mr. Truong holds a B.A. in Economics from the University of Massachusetts – Amherst.

Scott Lewis — Director	Mr. Lewis serves as a member of the Board of Directors. He is an experienced real estate executive. In 2018, Mr. Lewis was the founder and CEO of Lewis Interests LLC, that is doing business as Legacy Group International where he is still the CEO. Mr. Lewis has built Legacy Group International into a real estate brokerage business with over 8,000 agents encompassing all 50 states and 17 countries. LGI prides itself in providing every agent with immediate one-on-one live support, industry-leading technology, hands-on mentorship, structured coaching, and ongoing education. Besides real estate, Mr. Lewis is the co-founder of Whispering Eye Tequila. Mr. Lewis holds a BA in Marketing and Business from Texas Tech University.

Board Composition and Independence

The Board of Directors currently consists of three members: Megan Shaw, Tom Truong, and Scott Lewis of which Messrs. Truong and Lewis are independent directors.

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MANAGEMENT COMPENSATION

DeedFlow was recently incorporated on June 2, 2026 and its fiscal year end is December 31st. The following table sets forth the compensation payable by DeedFlow to its Chief Executive Officer on an annual basis, under the terms of the Employment Agreement dated July 1, 2026.

Name and Principal Position	Annual Base Salary	Bonus	Equity Awards	All Other Compensation
Megan Shaw — Chief Executive Officer	$140,000	Discretionary as determined by the board	1,020,000 shares of Common Stock (see “Certain Relationships and Related Party Transactions — Vesting”)	None

Director Compensation

Employment Agreements

On July 1, 2026, DeedFlow, Inc. entered into an employment agreement with Megan Shaw pursuant to which Ms. Shaw serves as the Company’s Chief Executive Officer. Ms. Shaw reports to the Board of Directors and is responsible for duties customarily associated with the CEO role, including fundraising, investor relations, oversight of Company investments, and reporting matters. Under the agreement, Ms. Shaw is entitled to an initial annual base salary of $140,000, which she has agreed to defer during the initial months of employment until the Board determines that the Company has sufficient cash to pay salary and accrued amounts or the Company has raised at least $500,000 in capital. Ms. Shaw also has the right to purchase 1,020,000 shares of the Company’s common stock at par value, of which 255,000 shares are immediately available and 765,000 shares are held in escrow, with 225,000 shares released after each 12 months of service. Shares remaining in escrow upon termination or resignation are subject to repurchase by the Company at the purchase price, except that any shares remaining in escrow will vest and be released upon a change in control or termination without cause. Ms. Shaw is eligible for a discretionary bonus as determined by the Board, up to 20 days of paid time off, reimbursement of reasonable business expenses, and participation in Company benefit plans generally available to similarly situated employees. If the Company terminates Ms. Shaw’s employment other than for cause, death, or permanent disability, she is entitled to severance equal to three months of base salary, subject to execution of a general release and return of Company property.

Equity Incentive Plan

DeedFlow has not yet adopted any equity incentive plans.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a description of transactions to which DeedFlow has been a party and in which any director, officer, holder of more than 5% of any class of DeedFlow’s voting securities, or any member of the immediate family of any of the foregoing had or has a direct or indirect material interest. DeedFlow believes that each of the transactions described below was entered into on terms no less favorable to DeedFlow than those that could have been obtained from unaffiliated third parties.

Founder Common Stock Issuances. In connection with DeedFlow’s formation and initial capitalization, the Company issued shares of Common Stock to its founders and directors as follows: Megan Shaw (Chief Executive Officer and Director) — 1,020,000 shares; Tom Truong (Director) — 200,000 shares; and Scott Lewis (Director) — 200,000 shares, in each case out of 2,000,000 shares of Common Stock authorized.

On June 3, 2026, DeedFlow, Inc. entered into Common Stock Purchase Agreements with Megan Shaw, Scott Lewis, and Tom Truong. Pursuant to these agreements, Ms. Shaw purchased 1,020,000 shares of common stock at $0.01 per share for an aggregate purchase price of $10,200, and Mr. Lewis and Mr. Truong each purchased 200,000 shares of common stock at $0.01 per share for an aggregate purchase price of $2,000. A portion of each purchaser’s shares is subject to the Company’s repurchase option at the original purchase price upon termination of the purchaser’s continuous service status: 765,000 shares for Ms. Shaw and 150,000 shares for each of Mr. Lewis and Mr. Truong. The shares subject to the repurchase option are released in three equal annual installments on the first, second, and third anniversaries of the purchase date, subject to continued service. Upon a change of control, the Company’s repurchase option lapses as to 100% of the then-unvested shares immediately prior to consummation of the transaction. The shares are subject to transfer restrictions, including Company approval rights, a right of first refusal, restrictive legends, stop-transfer provisions, and a 180-day lock-up obligation in connection with an initial public offering if requested by the Company or underwriters.

Executive Compensation. Megan Shaw, as Chief Executive Officer, receives an annual base salary of $140,000 under the terms of an Employment Agreement dated June . See “Management Compensation.”

Chief Executive Officer Bridge Loan. In connection with DeedFlow’s bridge financing program described under “Management’s Discussion and Analysis — Liquidity and Capital Resources,” the Company’s founder and Chief Executive Officer, Megan Shaw, has loaned the Company an aggregate of $89,800 pursuant to a Convertible Promissory Note dated July 2, 2026 (the “CEO Bridge Note”). This amount includes $29,800 that Ms. Shaw had previously advanced to DeedFlow prior to the execution of a formal note (and which was reflected as a note payable on DeedFlow’s balance sheet as of June 30, 2026), together with an additional $60,000 advanced upon execution of the CEO Bridge Note on July 2, 2026.

The CEO Bridge Note was issued on the same terms as those offered to DeedFlow’s unaffiliated third-party Bridge Note investors under the same bridge financing program — including, for example, the $100,000 Bridge Note issued to Billy Beach Capital on or about July 6, 2026. The material terms of the CEO Bridge Note, which are identical to the terms offered to those third-party investors, are as follows:

•	Principal amount: $89,800.
•	Interest: Simple interest at 10% per annum on the unpaid principal balance, from the July 2, 2026 issuance date until paid or converted.
•	Bridge fee: An additional fee equal to 10% of the principal amount ($8,980), payable regardless of the timing of repayment or conversion.
•	Maturity: July 2, 2027.
•	Ranking: Unsecured, but senior to all other unsecured indebtedness of DeedFlow (including the Bonds offered hereby) and pari passu with any future debt instruments having similar terms.

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•	Conversion right: Ms. Shaw has the right to convert all or any portion of the outstanding amounts under the CEO Bridge Note (principal, accrued interest, and the bridge fee) into DeedFlow’s Regulation A securities — that is, into the Bonds offered by this Offering Circular — at the price per unit offered in this offering ($10.00 per Bond). If no such securities are issued, the CEO Bridge Note is repayable in cash only.
•	Mandatory prepayment offer: Upon the closing of a “Qualified Financing” (defined in the CEO Bridge Note as gross proceeds of at least $3,000,000 from an equity raise on the same terms), DeedFlow is required to offer to prepay the outstanding amounts under the CEO Bridge Note ratably with holders of any pari passu Bridge Notes.

Because Ms. Shaw is DeedFlow’s founder, Chief Executive Officer, and a director, the CEO Bridge Note is a related-party transaction. The Board of Directors believes the CEO Bridge Note was entered into on terms no less favorable to DeedFlow than those available from unaffiliated third parties, based on the fact that its terms are identical to those extended to DeedFlow’s arm’s-length Bridge Note investors under the same program. See “Index to Financial Statements — Notes to Financial Statements — Note 3, Note Payable, and Note 7, Subsequent Events” for the auditor’s disclosure of this note, and “Management’s Discussion and Analysis — Liquidity and Capital Resources.”

All future related party transactions will be reviewed and approved by the independent members of the Board of Directors (or, in the absence of independent directors, by a majority of the disinterested directors) on terms no less favorable to DeedFlow than those available from unaffiliated third parties.

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SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS

The following table sets forth the beneficial ownership of DeedFlow’s Common Stock as of the date of this Offering Circular for each director and executive officer, and for each other person known to DeedFlow to beneficially own 5% or more of DeedFlow’s outstanding Common Stock. As of the date of this Offering Circular, DeedFlow has 1,420,000 shares of Common Stock issued and outstanding, out of 2,000,000 shares authorized.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership	Percent of Class(1)
Megan Shaw(2) — Chief Executive Officer, Chief Financial Officer, and Director	Common Stock	1,020,000	71.83%

Tom Truong — Director(3)	Common Stock	200,000	14.08%

Scott Lewis — Director(4)	Common Stock	200,000	14.08%

All directors and executive officers as a group (3 persons)		1,420,000	100.00%

(1) Based on 1,420,000 shares of Common Stock issued and outstanding as of the date of this Offering Circular. Percentages do not reflect the 580,000 shares of Common Stock that remain authorized but unissued, or any shares that may be issued under a future equity incentive plan. Certain of the shares reflected above remain subject to vesting and Company repurchase rights. See “Certain Relationships and Related Party Transactions — Vesting and Repurchase Rights.”

(2) Ms. Shaw’s 1,020,000 shares of Common Stock were purchased under the terms of a Common Stock Purchase Agreement dated June 3, 2026. Her business address is c/o DeedFlow, Inc., 5263 West, Windsor Ln, Highland, UT 84003.

(3) Mr. Truong’s 200,000 shares of Common Stock were purchased under the terms of the Common Stock Purchase Agreement dated June 3, 2026. His business address is c/o DeedFlow, Inc., 5263 West, Windsor Ln, Highland, UT 84003.

(4) Mr. Lewis’ 200,000 shares of Common Stock were purchased under the terms of the Common Stock Purchase Agreement dated June 3, 2026. His business address is c/o DeedFlow, Inc., 5263 West, Windsor Ln, Highland, UT 84003.

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DESCRIPTION OF SECURITIES

Royalty Revenue Bonds, Series 2026 — Summary of Terms

The following is a summary of the material terms of the Royalty Revenue Bonds, Series 2026 (the “Bonds”). This summary is qualified in its entirety by reference to the definitive Bond Indenture to be filed as an exhibit to the Offering Statement.

Term	Description
Securities:	Royalty Revenue Bonds, Series 2026, issued in the form of digital tokens at $10.00 per Bond. Up to 2,500,000 Bonds issued at full subscription. No warrants or other equity-linked features are attached to the Bonds.
General Obligation:	The Bonds are unconditional general obligations of DeedFlow, Inc., enforceable against the Company’s general assets. The obligation to pay par ($10.00 per Bond), all accrued and unpaid Priority Return, and all Accrued Shortfall at maturity is absolute and unconditional, not limited solely to the Royalty Pool.
Term:	10 years from the Date of Issuance, unless earlier redeemed.
Priority Return:	8% per annum on aggregate outstanding principal, Actual/360, payable primarily from the Royalty Pool and not guaranteed as a current-pay coupon. Unpaid amounts accrue as Accrued Shortfall at 8% compounding annually and are payable at maturity as an unconditional corporate obligation.
Royalty Pool:	A segregated sub-account within the Collection Account funded by: (i) the Property Sale Royalty (5% of the gross sale price of each property sold by DeedFlow, whether or not the property was acquired with offering proceeds); and (ii) the Lien Redemption Royalty (10% of interest and penalty income received upon each tax lien redemption by DeedFlow, whether or not the lien was acquired with offering proceeds).
Excess Royalty Distributions:	After the Priority Return and all Accrued Shortfall are fully satisfied, any remaining Royalty Pool balance is distributed pro rata to Bondholders as supplemental royalty income.
Year 1 Interest Escrow:	Approximately 8% of gross proceeds ($2,000,000 at full subscription) deposited at closing to help fund Year 1 Priority Return obligations. Released ratably as Year 1 obligations are satisfied; any unused balance is released to DeedFlow at the end of Year 1.
Par Repayment at Maturity:	All Bonds mandatorily redeemed at maturity (Year 10) at 100% of par ($10.00 per Bond), plus all accrued and unpaid Priority Return and Accrued Shortfall — an unconditional general obligation.
Optional Redemption:	Non-call period: Years 1–3. Years 4–5 at 125% of par; Years 6–7 at 110% of par; Year 8 and thereafter at 100% of par — plus accrued and unpaid Priority Return and Accrued Shortfall in each case. Partial redemptions applied pro rata.
Voting Rights:	Bondholders have no voting rights on Company management, director elections, or general corporate governance, except for limited Indenture amendment consents (66⅔% majority required for material amendments, including waterfall modification).
Payment Frequency:	Quarterly by the Payment Agent to the extent of available Royalty Pool funds and, during Year 1, the Year 1 Interest Escrow; unpaid amounts accrue as Accrued Shortfall.
Day Count:	Actual/360.
Security Interest and Collateral:	First-priority security interest granted to the Trustee, for the benefit of Bondholders, solely in (i) all amounts on deposit in or credited to the Royalty Pool Collection Account, (ii) DeedFlow’s contractual rights to receive the Property Sale Royalty and the Lien Redemption Royalty, (iii) related Royalty Pool deposit rights and obligations, and (iv) all proceeds of the foregoing. Bondholders do not hold a direct lien on individual portfolio properties or DeedFlow’s general assets; senior property-level secured lenders hold first-priority liens on individual properties, subject to an Intercreditor Agreement between the Trustee and such senior lenders.

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Events of Default:	Includes failure to make required Royalty Pool deposits within five business days of the applicable date; failure by the Payment Agent to distribute available Priority Return within three business days of a Distribution Date; material uncured covenant breach; bankruptcy or insolvency of DeedFlow; and cross-default upon acceleration of specified senior secured indebtedness. Remedies include acceleration, application of Royalty Pool funds to the accelerated obligation, and appointment of a receiver over the Royalty Pool collection account.
DSCR Covenant:	Minimum 1.20x Debt Service Coverage Ratio, tested quarterly on a trailing-twelve-month basis.
Negative Covenants:	No additional debt senior to or pari passu with the Bonds without majority Bondholder consent; no modification of the Revenue Waterfall priority without 66⅔% Bondholder consent; no equity distributions while Accrued Shortfall is outstanding; prohibition on acquiring “investment securities” without a supporting legal opinion (with an express carve-out for fiat currencies, foreign currencies, cryptocurrencies, and digital assets held for treasury purposes).
Trustee:	A third-party, institutional Trustee acceptable to DeedFlow, to be designated prior to closing, to hold the security interest on behalf of Bondholders and enforce Bondholder remedies upon an Event of Default.
Transfer Agent:	T7X Equity, Inc. Serves as Transfer Agent and Payment Agent, maintains the official Master Securityholder File for the Bonds, and makes payments and distributions as reflected in that file. See “Tokenized Issuance and Form of the Bonds” below.
Tax Treatment:	The Company intends to treat the Bonds as CPDIs under Treas. Reg. Section 1.1275-4. Closings are conditioned on receipt of a formal tax opinion before closing, unless counsel determines that different disclosure or treatment is required. See “Material U.S. Federal Tax Considerations.”

Tokenized Issuance and Form of the Bonds

Digital Token Structure. Subject to the operative transfer agent, tokenization, and other governing agreements and exhibits, each Bond is expected to be issued in the form of a digital token (a “Token”) that represents the underlying $10.00 par Bond. DeedFlow has engaged T7X Equity, Inc., an SEC-registered transfer agent, to serve as the official record-keeper for the offering. Investors do not purchase or hold “cryptocurrency” — the Tokens are the digital representation of a registered debt security and are not, and should not be confused with, Bitcoin, Ether, stablecoins, or other unregistered digital assets.

Custody. All Tokens will be held by T7X Equity, Inc. in a single omnibus wallet under its exclusive custody and control (the “Omnibus Wallet”). Investors will not receive or custody any blockchain wallet or private keys with respect to any Token merely by purchasing Bonds or accessing any investor portal.

Compliance and Transfer Restrictions. Subject to the operative agreements and exhibits, T7X Equity, Inc. uses a permissioned ERC-20 Standard, leveraging ERC-725 and ERC-734 for compliance management, to program compliance-related transfer restrictions — including KYC, AML, sanctions, investor-eligibility, jurisdiction-specific restrictions, and role-based access — directly into the Token’s smart contract.

Choice of Blockchain. DeedFlow has elected to issue the Tokens using the Trusted Smart Chain, a permissioned partition operating within an otherwise public, permissionless blockchain network. DeedFlow reserves the right to change or migrate the designated blockchain network upon notice to Bondholders. See “Plan of Distribution — Use of Blockchain” for a complete description of the tokenization mechanics, and “Risk Factors — Risks Related to Tokenization and Blockchain” for a discussion of the risks specific to this structure.

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DESCRIPTION OF CAPITAL STOCK

The following is a description of the material terms of DeedFlow’s capital stock. This summary does not purport to be complete and is qualified in its entirety by reference to DeedFlow’s Certificate of Incorporation and Bylaws, copies of which will be filed as exhibits to the Offering Statement.

Authorized Capital Stock

DeedFlow’s Certificate of Incorporation authorizes the issuance of 2,000,000 shares of Common Stock, par value $0.01 per share, and 2,000,000 shares of Preferred Stock, par value $0.01 per share. The Board of Directors has the authority to designate the rights, preferences, and privileges of any series of Preferred Stock without any further vote or action by DeedFlow’s stockholders (i.e., “blank check” preferred stock). See “Index to Financial Statements — Notes to Financial Statements — Note 4, Stockholders’ Equity.”

As of the date of this Offering Circular, 1,420,000 shares of Common Stock are issued and outstanding, and no shares of Preferred Stock are issued or outstanding.

DeedFlow has no current plans to issue any shares of Preferred Stock. See “Security Ownership of Management and Certain Security Holders” and “Risk Factors — Our Board of Directors can issue “blank check” preferred stock without further stockholder approval, which could adversely affect holders of our Common Stock and, indirectly, our capital structure.”

Common Stock

Voting Rights. Each share of Common Stock is entitled to one vote on all matters submitted to a vote of stockholders. As of the date of this Offering Circular, Common Stock is the only class of DeedFlow’s capital stock issued and outstanding. There are no cumulative voting rights, and no special voting rights, agreements, or arrangements applicable to any holder of Common Stock. As described under “— Authorized Capital Stock” above, DeedFlow’s Board of Directors may in the future designate and issue one or more series of Preferred Stock with voting rights that differ from, and could dilute or otherwise adversely affect, the voting rights of Common Stock.

Dividends. Holders of Common Stock are entitled to receive dividends when, as, and if declared by DeedFlow’s Board of Directors out of funds legally available therefor, subject to the negative covenant in the Bond Indenture restricting equity distributions while any Accrued Shortfall remains outstanding. See “Description of Securities.”

Liquidation. In any liquidation, dissolution, or winding-up of DeedFlow, the assets of the Company available for distribution after satisfaction of all obligations to creditors (including the Bonds) shall be distributed among the holders of Common Stock pro rata based on the number of shares held, subject to the prior rights of any series of Preferred Stock that the Board of Directors may in the future designate and issue. See “— Authorized Capital Stock” above and “Risk Factors.”

No Preemptive Rights. Holders of Common Stock have no preemptive, conversion, or other subscription rights.

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Existing Indebtedness

As of August 7, 2026, DeedFlow had $189,800 in aggregate principal amount of convertible promissory notes (“Bridge Notes”) outstanding, issued under a bridge financing program authorized by the Board of Directors on July 2, 2026 for up to $1,000,000 in aggregate principal amount. The outstanding Bridge Notes consist of: (i) an $89,800 note held by DeedFlow’s founder and Chief Executive Officer, Megan Shaw, issued July 2, 2026; and (ii) a $100,000 note held by Billy Beach Capital, a non affiliate third party, issued on or about July 6, 2026. Both notes carry identical terms: simple interest of 10% per annum, an additional bridge fee of 10% of principal, a one-year maturity from issuance, unsecured status ranking senior to all other unsecured indebtedness of DeedFlow (including the Bonds offered hereby) and pari passu with each other, the right of the holder to convert outstanding amounts into DeedFlow’s Regulation A securities (i.e., the Bonds) at the offering price, and a mandatory prepayment offer to all Bridge Note holders, ratably, upon the closing of a Qualified Financing (gross proceeds of at least $3,000,000 from an equity raise on the same terms).

DeedFlow may issue additional Bridge Notes under this program, up to the $1,000,000 authorized limit, prior to the completion of this offering. See “Certain Relationships and Related Party Transactions — Chief Executive Officer Bridge Loan,” “Use of Proceeds— Bridge Loan Repayment,” “Risk Factors,” and “Index to Financial Statements — Notes to Financial Statements — Note 3, Note Payable, and Note 7, Subsequent Events.”

On or about August 7, 2026, DeedFlow received $330,000 in gross proceeds from C&H Capital, LLC, a non-affiliate lender, in connection with the refinance of the three properties in South Carolina to fund the rehabilitation of those properties, under three promissory notes secured by mortgages or deeds of trust on real property located in Lancaster, South Carolina. The notes are dated July 28, 2026 and state a one-year term. The notes bear interest at 11.0% per annum, calculated daily on a 360-day year, and may be prepaid at any time without premium or penalty. The notes are secured by deeds of trust and assignments of rents on the related properties. The notes provide for acceleration upon default, late charges on delinquent payments, and default interest at 15.0% per annum, subject to applicable law.

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MATERIAL U.S. FEDERAL TAX CONSIDERATIONS

The following is a summary of certain material U.S. federal income tax considerations relevant to the purchase, ownership, and disposition of the Bonds. This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations, IRS rulings and procedures, and judicial decisions, all as in effect as of the date of this Offering Circular and all of which are subject to change (possibly with retroactive effect). This summary does not address all aspects of U.S. federal income taxation that may be relevant to any particular investor. INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN TAX CONSEQUENCES OF PURCHASING, OWNING, AND DISPOSING OF BONDS IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.

CPDI Treatment — Contingent Payment Debt Instruments

DeedFlow intends to treat the Bonds as Contingent Payment Debt Instruments (“CPDIs”) under Treasury Regulation Section 1.1275-4. Closings in this offering are conditioned on DeedFlow’s receipt, before closing, of a formal tax opinion from counsel supporting the intended CPDI treatment, unless counsel determines that different disclosure or treatment is required. At or prior to the Date of Issuance, DeedFlow will establish a “comparable yield” — representing the yield at which DeedFlow would issue fixed-rate, non-contingent debt with similar terms in an arm’s-length transaction — and a “projected payment schedule” setting forth the projected amounts and dates of all payments on the Bonds (both fixed and contingent), consistent with the comparable yield. These will be disclosed to Bondholders at issuance.

OID Accrual — Phantom Income Risk

Under CPDI treatment, each Bondholder is required to accrue original issue discount (“OID”) on the Bonds based on the projected payment schedule at the comparable yield rate — regardless of the actual cash payments received in any period. This may result in a Bondholder being required to include taxable OID income in excess of actual cash distributions received from the Royalty Pool during periods in which the Royalty Pool is insufficient. See “Risk Factors— Risks Relating to Tax and Securities Regulation.”

Adjustment Rules

To the extent actual payments received on the Bonds in any period exceed the projected payments on the schedule, the excess is treated as additional ordinary income in the year received. To the extent actual payments are less than projected, a “negative adjustment” reduces OID accruals — first reducing OID, then generating an ordinary loss to the extent of prior OID inclusions, with any further excess treated as a capital loss.

Gain and Loss on Sale or Redemption

Upon sale, redemption, or retirement of a Bond, any gain is ordinary income to the extent of prior OID accruals, with any additional gain constituting capital gain. Any loss is ordinary to the extent of prior OID accruals, with excess loss treated as capital loss. This treatment is generally less favorable to investors than the capital gain treatment available on equity instruments.

Issuer Reporting Obligations

DeedFlow will provide the projected payment schedule and comparable yield to each Bondholder at issuance and will provide annual OID accrual information sufficient to allow Bondholders to properly report OID on their federal income tax returns, including Form 1099-OID.

41

Recharacterization Risk

There is a risk that the IRS may challenge the CPDI classification of the Bonds or the comparable yield established by DeedFlow. If the IRS were to successfully recharacterize the Bonds — for example, as equity interests rather than debt — the tax consequences to both DeedFlow and Bondholders could differ materially from those described above, including potential loss of DeedFlow’s interest deductions and different income characterization for Bondholders. A formal tax opinion addressing the CPDI classification will be obtained from qualified tax counsel and will be included as an exhibit to the Offering Statement.

Non-U.S. Holders

The tax treatment of the Bonds for non-U.S. holders is complex and depends on many factors, including applicable tax treaties. Non-U.S. holders are urged to consult their own tax advisors.

42

ERISA AND RELATED CONSIDERATIONS

The following is a general summary of certain considerations under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), and similar federal, state, local, non-U.S. or other laws that may apply to the investment of assets of employee benefit plans, individual retirement accounts and other retirement arrangements in the Bonds. This summary is not intended to be, and should not be construed as, legal, tax, investment or fiduciary advice. Each prospective investor that is, or is investing assets of, an employee benefit plan, individual retirement account, Keogh plan, governmental plan, church plan, foreign plan or other plan or arrangement subject to ERISA, Section 4975 of the Code or any Similar Law should consult its own legal, tax and fiduciary advisers before purchasing the Bonds.

ERISA imposes fiduciary duties and prohibited transaction restrictions on fiduciaries of employee benefit plans subject to Title I of ERISA. Section 4975 of the Code imposes excise taxes on certain prohibited transactions involving plans, individual retirement accounts and other arrangements subject to Section 4975 of the Code. In general, these rules prohibit certain transactions involving plan assets and persons who are parties in interest or disqualified persons with respect to such plans or arrangements.

The Company intends to treat the Bonds as indebtedness under applicable law and as not having substantial equity features. Accordingly, the Company intends that the Bonds should not be treated as “equity interests” for purposes of the Department of Labor’s plan asset regulation and that the Company’s underlying assets should not be treated as “plan assets” of any benefit plan investor solely by reason of such investor’s acquisition or holding of the Bonds. However, no assurance can be given that the Department of Labor, the Internal Revenue Service or any court would agree with that conclusion.

A fiduciary of a plan or arrangement considering an investment in the Bonds should determine, among other things, whether the investment is prudent and diversified, whether the investment is permitted under the governing plan documents, whether the investment is appropriate in light of the plan’s liquidity needs and funding objectives, whether the valuation and limited liquidity characteristics of the Bonds are appropriate for the plan, and whether the acquisition, holding or disposition of the Bonds would result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of any applicable Similar Law.

The Company, the Transfer Agent, the Payment Agent, the Trustee, and their respective affiliates do not undertake to provide impartial investment advice or to give advice in a fiduciary capacity in connection with any plan’s or arrangement’s purchase of the Bonds. No such person is acting as a fiduciary under ERISA, Section 4975 of the Code or any Similar Law with respect to any prospective investor’s decision to purchase, hold or dispose of the Bonds.

By purchasing the Bonds, each investor that is, or is investing assets of, a plan, individual retirement account or other arrangement subject to ERISA, Section 4975 of the Code or any Similar Law will be deemed to represent that: (i) its acquisition, holding and disposition of the Bonds will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of any applicable Similar Law; (ii) the decision to invest in the Bonds was made by a fiduciary or other authorized person who is independent of the Company, the Transfer Agent, the Payment Agent, the Trustee and their respective affiliates; (iii) none of the Company, the Transfer Agent, the Payment Agent, the Trustee or their respective affiliates has provided investment advice or acted as a fiduciary with respect to such decision; and (iv) the investor has consulted, to the extent it deems necessary, its own legal, tax, investment and fiduciary advisers.

The Company reserves the right to reject any subscription or transfer if the Company, the Transfer Agent or the Trustee determines that the purchase or transfer could give rise to a prohibited transaction, cause the assets of the Company to be treated as plan assets of a benefit plan investor, or otherwise result in a violation of ERISA, Section 4975 of the Code or any applicable Similar Law.

EXPERTS

The financial statements of DeedFlow, Inc. for the period from inception (June 3, 2026) through June 30, 2026 included in this Offering Circular have been audited by Wahl Street Accountancy Corporation, independent accounting firm, as stated in their report included herein. We have included such financial statements in reliance upon the report of such accounting firm, given on its authority as an expert in accounting and auditing.

LEGAL MATTERS

Capital Markets Law Group, LLP, , will issue to DeedFlow, Inc. its opinion on the legality of the Royalty Revenue Bonds offered hereby. A copy of their opinion will be filed as an exhibit to the Offering Statement. Capital Markets Law Group, LLP has consented to the references in this Offering Circular to their opinion.

WHERE YOU CAN FIND MORE INFORMATION

DeedFlow, Inc. has filed, or will file, an Offering Statement on Form 1-A with the Securities and Exchange Commission in connection with this offering. The Offering Statement, including all exhibits and any amendments or supplements thereto, is available to the public through the SEC’s Electronic Data Gathering, Analysis, and Retrieval (EDGAR) database, accessible at www.sec.gov. This Offering Circular does not contain all of the information in the Offering Statement and its exhibits. Prospective investors are encouraged to review the complete Offering Statement, including all exhibits, prior to making an investment decision.

After qualification of the Offering Statement, DeedFlow will file annual reports (Form 1-K), semi-annual reports (Form 1-SA), and current event reports (Form 1-U) with the SEC pursuant to Rule 257 of Regulation A. These reports and other information filed by DeedFlow with the SEC will be available at www.sec.gov and on DeedFlow’s website at www.deedflow.co. Copies of the Offering Statement and any amendments may also be obtained, without charge, by contacting DeedFlow, Inc. at invest@deedflow.co or 801-703-1550.

43

PART III — EXHIBITS

Index to Exhibits

Exhibit Number	Exhibit Description
2.1	Certificate of Incorporation dated June 2, 2026*
2.2	Bylaws dated June 3, 2026*
3.1	Form of Royalty Revenue Bond*
4.1	Form of Subscription Agreement for Royalty Revenue Bond*
4.2	Issuer Administration and Transfer Agent Services Agreement with T7X Equity, Inc. dated July 1, 2026*
6.1	Employment Agreement with Megan Shaw dated July 1, 2026*
6.2	Common Stock Purchase Agreement with Megan Shaw dated June 3, 2026*
6.3	Common Stock Purchase Agreement with Tom Truong dated June 3, 2026*
6.4	Common Stock Purchase Agreement with Scott Lewis dated June 3, 2026*
6.5	Promissory Note issued to Megan Shaw dated July 2, 2026*
6.6	Promissory Note issued to Billy Beach Capital dated July 3, 2026*
11.1	Consent of Capital Markets Law Group (included in Exhibit 12.1)*
12.1	Opinion of Capital Markets Law Group, LLP*
13.1	Consent of Auditor Wahl Street Accountancy Corporation*

* indicates filed herewith.

44

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Highland, Utah on August 14, 2026.

DeedFlow, Inc.

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Megan Shaw
Megan Shaw
Chief Executive Officer and Director

August 14, 2026

ACKNOWLEDGEMENT ADOPTING TYPED SIGNATURES

The undersigned hereby authenticate, acknowledge and otherwise adopt the typed signatures above and as otherwise appear in this filing and offering.

By:	/s/ Megan Shaw
Megan Shaw
Chief Executive Officer and Director

August 14, 2026

By:	/s/ Megan Shaw
Megan Shaw
Chief Financial Officer, Principal Accounting Officer

August 14, 2026

45

INDEX TO FINANCIAL STATEMENTS

DEEDFLOW, INC.

Financial Statements

From Inception (June 3, 2026) through to June 30, 2026

F-1

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Stockholders of

DeedFlow, Inc.

Opinion

We have audited the accompanying financial statements of DeedFlow, Inc. (the “Company”), which comprise the balance sheet as of June 30, 2026, and the related statements of operations, statements of changes in stockholders’ equity, and cash flows for the period from June 3, 2026 (inception) to June 30, 2026. In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of June 30, 2026, and the results of its operations and its cash flows for the period from June 3, 2026 (inception) to June 30, 2026, in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Emphasis of Matter – Going Concern

As discussed in Notes 6 and 7 to the financial statements, DeedFlow, Inc. is a development-stage entity that has not yet generated revenue, has incurred a net loss of $8,775 since its inception on June 3, 2026, and had cash of $31,225 and a current note payable of $29,800 as of June 30, 2026. These conditions, along with the Company’s limited operating history, raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding these matters, including additional financing activities and asset acquisitions occurring subsequent to June 30, 2026, are also described in Note 7. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date the financial statements are issued or available to be issued, and to disclose, as applicable, matters related to going concern.

F-2

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•	Conclude whether, in our judgment, there are conditions or events considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit.

Wahl Street Accountancy Corporation

We have served as the Company’s auditor since 2026.

Irvine, California

August 14, 2026

F-3

DEEDFLOW, INC.

BALANCE SHEET

June 30, 2026

ASSETS

Current Assets:
Cash	$31,225
Total current assets	31,225

Total Assets	$31,225

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable and accrued expenses	$–
Note payable	29,800
Total Current Liabilities	29,800

Stockholders' Equity:
Preferred Stock, par value $0.01, authorized 2,000,000 and zero issued and outstanding as of June 30, 2026.	–
Common stock, $0.01 par value, authorized 2,000,000, 1,420,000 shares issued and outstanding at June 30, 2026 .	14,200
Subscription receivable	(4,000)
Additional paid-in capital	–
Accumulated deficit	(8,775)
Total Stockholders' Equity	1,425

Total Liabilities and Stockholders' Equity	$31,225

The accompanying notes are an integral part of these financial statements.

F-4

DEEDFLOW, INC.

STATEMENTS OF OPERATIONS

From inception (June 3, 2026) through to the period ended
June 30, 2026

Revenues	$–
Cost of revenues	–
Gross profit	–
Operating expenses	8,775
Loss from operations and before
income taxes	(8,775)
Income tax expense	–

Net loss	$(8,775)

Basic and diluted - loss per common share	$(0.01)

Basic and diluted - weighted average common shares outstanding	1,420,000

The accompanying notes are an integral part of these financial statements.

F-5

DEEDFLOW, INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

From Inception (June 3, 2026) through to June 30, 2026

						Additional		Total
	Preferred Stock		Common Stock		Subscription	Paid-In	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Receivable	Capital	Deficit	Equity

Balance, June 3 (Inception), 2026	–	$–	1,420,000	$14,200	$(4,000)	$–	$–	$10,200

Net loss	–	–	–	–	–	–	(8,775)	(8,775)

Balance, June 30, 2026	–	$–	1,420,000	$14,200	$(4,000)	$–	$(8,775)	$1,425

The accompanying notes are an integral part of these financial statements.

F-6

DEEDFLOW, INC.

STATEMENTS OF CASH FLOWS

From inception (June 3, 2026) through to the period ended
June 30, 2026
Operating Activities:
Net loss	$(8,775)
Adjustments to reconcile net loss to net cash used for operating activities:
Changes in operating assets and liabilities:
Accounts payable and accrued expenses	–
Net cash used for operating activities	(8,775)

Investing Activities:
Net cash provided by investing activities	–

Financing Activities:
Proceeds from notes payable	29,800
Founders stock issued for cash	10,200
Net cash provided by financing activities	40,000

Net increase in cash	31,225
Cash, beginning of period	–

Cash, end of period	$31,225

Supplemental disclosure of cash flow information
Cash paid for interest	$–
Cash paid for taxes	$–

Supplemental disclosure of noncash financing activities
Subscription receivable	$4,000

The accompanying notes are an integral part of these financial statements.

F-7

DEEDFLOW, INC.

Notes to Financial Statements

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

DeedFlow, Inc. (the “Company”) is a Delaware corporation that was incorporated on June 3, 2026 (inception). The Company is in the development stage of its business life cycle. The Company’s planned principal operations involve the acquisition and management of real estate-related assets, including tax liens and distressed properties. Its principal business activities are expected to involve real estate-related investments, including property acquisition, rehabilitation, and related financing or deed/title flow activities (as evidenced by early-stage asset evaluations in South Carolina and Louisiana).

As of June 30, 2026, the Company had not yet commenced meaningful revenue-generating operations and has incurred only organizational, legal, accounting, and other startup costs. The Company’s fiscal year end is December 31.

The Company maintains its principal executive offices in the United States (specific location to be determined as operations scale).

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) applicable to private companies.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, and expenses, and the disclosure of contingent assets and liabilities. Actual results could differ from those estimates. Significant estimates include the valuation of subscription receivables and the assessment of going concern.

Nature of Operations and Risks and Uncertainties

DeedFlow, Inc. is a development-stage company that has not yet commenced its planned principal operations or generated any revenue. The Company’s business plan is to acquire, rehabilitate, and sell distressed real estate assets, with a primary focus on fix-and-flip opportunities. The Company also intends to selectively invest in tax liens and, to a lesser extent, hard-money lending opportunities.

As of June 30, 2026, the Company had limited cash resources and was dependent on additional equity and debt financing to execute its business plan. The Company’s ability to successfully implement its strategy is subject to significant risks and uncertainties, including, but not limited to, the following:

• Development Stage and Capital Needs: The Company has incurred losses since inception and will require substantial additional capital to fund property acquisitions, rehabilitation costs, and operating expenses. There can be no assurance that the Company will be able to raise the necessary funds on acceptable terms, or at all.

F-8

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Nature of Operations and Risks and Uncertainties (Continued)

• Real Estate Investment Risks: The Company’s operations will be concentrated in the acquisition and rehabilitation of real estate. These activities are subject to risks inherent in the real estate industry, including changes in local and national economic conditions, interest rates, property values, construction costs, contractor performance, and the ability to sell rehabilitated properties at expected prices and within expected timeframes.

• Execution and Operational Risks: The Company intends to engage regional market managers and contractors to source and manage projects. The success of the business plan depends on the Company’s ability to identify, attract, and retain qualified personnel and contractors, and to effectively oversee project execution, including construction timelines, costs, and quality.

• Capital Allocation and Concentration: The Company plans to allocate the majority of invested capital to fix-and-flip projects, with a smaller portion allocated to tax liens and passive lending activities. This strategy concentrates risk in real estate development and rehabilitation activities.

• Related Party Transactions: The Company has entered into, and may continue to enter into, significant transactions with its founder and Chief Executive Officer, including equity issuances, employment arrangements, and debt financing.

• Going Concern: As discussed in Note 6, these factors, combined with the Company’s limited operating history, raise substantial doubt about its ability to continue as a going concern.

The Company’s future results will depend on its ability to successfully execute its business plan, manage these risks, and obtain additional financing as needed.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. The Company had no cash equivalents as of June 30, 2026. Cash is maintained in bank accounts that may, at times, exceed FDIC-insured limits. The Company has not experienced any losses in these accounts.

Income Taxes

The Company accounts for income taxes under the asset and liability method (ASC 740). Deferred tax assets and liabilities are recognized for temporary differences between the financial reporting and tax bases of assets and liabilities. A valuation allowance is established when it is more likely than not that some or all of the deferred tax assets will not be realized.

The Company has incurred a net operating loss since inception and has recorded a full valuation allowance against any potential deferred tax assets. No current or deferred income tax expense or benefit has been recognized for the period ended June 30, 2026. The Company is subject to U.S. federal and state income taxes.

Stock Issuance and Subscription Receivable

Common stock issued for cash or subscription agreements is recorded at par value with the excess credited to additional paid-in capital (or as a reduction for subscription receivables). Subscription receivables are presented as a contra-equity account (deduction from stockholders’ equity) until collected.

F-9

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Organizational and Startup Costs

Costs incurred in connection with the organization of the Company (legal, accounting, filing fees, etc.) are expensed as incurred in accordance with U.S. GAAP.

Recently Issued Accounting Standards

The Company has evaluated all recently issued Accounting Standards Updates (ASUs) and does not expect any to have a material impact on its financial statements at this early stage.

NOTE 3 – NOTE PAYABLE

As of June 30, 2026, the Company had an outstanding note payable of $29,800 to its founder and Chief Executive Officer, Megan Shaw. This amount represents funds advanced prior to the execution of a formal promissory note agreement.

On July 2, 2026 (subsequent to the balance sheet date), the Company executed a Convertible Promissory Note in the principal amount of $89,800 with Ms. Shaw (see Note 7 – Subsequent Events). The note bears simple interest at 10% per annum on the unpaid principal balance from the issuance date of July 2, 2026, until paid or converted. In addition, the note includes a bridge fee equal to 10% of the principal amount ($8,980), payable regardless of the timing of repayment or conversion.

The note matures on July 2, 2027. It is unsecured but ranks senior to all other unsecured indebtedness of the Company and pari passu with any future debt instruments having similar terms. The holder has the right to convert all or any portion of the outstanding amounts (principal, accrued interest, and bridge fee) into the Company’s Regulation A securities at the price per unit offered in the Company’s anticipated Regulation A offering. If no such securities are issued, the note is repayable in cash only.

Upon the closing of a Qualified Financing (defined as gross proceeds of at least $3,000,000 from equity raises on the same terms), the Company is required to offer to prepay the outstanding amounts ratably with holders of any pari passu notes.

No interest or bridge fee was accrued as of June 30, 2026, as the formal note agreement was executed and the remaining funds were received on July 2, 2026.

NOTE 4 – STOCKHOLDERS’ EQUITY

Authorized Capital

The Company is authorized to issue:

• 2,000,000 shares of common stock, par value $0.01 per share.

• 2,000,000 shares of preferred stock, par value $0.01 per share.

The Board of Directors has the authority to designate the rights, preferences, and privileges of any preferred stock series.

F-10

NOTE 4 – STOCKHOLDERS’ EQUITY (CONTINUED)

Issued and Outstanding

As of June 30, 2026:

• 1,420,000 shares of common stock were issued and outstanding.

• Common stock (par value) recorded: $14,200.

• Subscription receivable (contra-equity): ($4,000).

The Board approved the issuance of founder stock at $0.01 per share to the Company’s founders. During the period, the Company issued common stock to founders and early investors in exchange for cash and subscription agreements. Net cash proceeds from equity issuances were $10,200.

NOTE 5 – RELATED PARTY TRANSACTIONS

The Company has engaged in transactions with related parties, primarily its founder and Chief Executive Officer, Megan Shaw, and other early investors:

• Issuance of common stock and subscription agreements to founders.

• A promissory note of $29,800 (see Note 3), which may involve related-party elements.

• The $4,000 subscription receivable is due from related parties (founders).

• In July 2026, the Board of Directors approved a Non-Employee Director Compensation Policy. Under the policy, eligible non-employee directors are entitled to purchase 200,000 shares of common stock at fair market value, subject to a four-year vesting schedule. Additionally, annual cash compensation for eligible directors accrues and becomes payable only upon the Board’s determination that the Company has adequate capital or upon completion of a capital raising transaction with net proceeds of at least $300,000.

• Effective July 1, 2026, the Board approved an employment agreement with the Company’s Chief Executive Officer, Megan Shaw. Under the agreement, base salary of $140,000 is deferred until the Company achieves positive cash flow or the Company has raised at least $500,000 in capital. Pursuant to her employment arrangement, the Company’s Chief Executive Officer was granted the right to purchase 1,020,000 shares of common stock at par value ($0.01 per share). 255,000 shares were immediately available, with the remaining 765,000 shares subject to time-based release from escrow (225,000 shares per year of service). Shares remaining in escrow upon termination are subject to repurchase by the Company at the original purchase price.

These transactions were conducted on terms believed to be consistent with arm’s-length arrangements. Management believes all related-party balances are appropriately disclosed and recorded.

NOTE 6 – GOING CONCERN

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As a development-stage entity, the Company has generated no revenue and has incurred a net loss of $8,775 since inception. As of June 30, 2026, the Company had cash of $31,225 against a current note payable of $29,800, resulting in limited working capital.

F-11

NOTE 6 – GOING CONCERN (CONTINUED)

These conditions raise substantial doubt about the Company’s ability to continue as a going concern for one year from the date the financial statements are issued.

Management plans to address this through additional equity and/or debt financings (including the bridge note issued subsequent to period-end). The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 7 – SUBSEQUENT EVENTS

Management has evaluated subsequent events through August 14, 2026, the date the financial statements were available to be issued.

The following are nonrecognized subsequent events that occurred after the June 30, 2026 balance sheet date. These events relate to conditions that did not exist as of June 30, 2026, and therefore no adjustments have been made to the financial statements as of and for the period then ended.

•	Bridge Financing: On July 2, 2026, the Board of Directors approved the Company’s bridge financing program and related documents, authorizing the issuance of up to $1,000,000 in aggregate principal amount of convertible promissory notes. As of that date, the Company had received commitments totaling $189,800 under the program.

•	On July 2, 2026, the Company executed a Convertible Promissory Note with its founder and Chief Executive Officer, Megan Shaw, in the principal amount of $89,800. This note formalized and completed the funding of bridge financing previously partially advanced. The note bears simple interest at a rate of 10% per annum from the issuance date and includes a bridge fee of 10% of the principal amount. The note matures on July 2, 2027, and contains conversion rights into the Company’s Regulation A securities, as well as a mandatory prepayment offer upon the occurrence of a Qualified Financing (see Note 3 – Notes Payable for additional terms).

Also on July 2, 2026, the Company received the remaining $60,000 under the note, bringing the total principal to $89,800.

•	On or about July 6, 2026, the Company received proceeds of $100,000 from Billy Beach Capital in connection with the issuance and closing of a promissory note pursuant to a Note Purchase Agreement. This bridge financing was completed under the Company’s authorized program to issue up to $1,000,000 in aggregate principal amount of notes. The proceeds provide additional working capital to support the Company’s development stage operations and asset acquisition activities. The note is subject to the terms and conditions of the Note Purchase Agreement, including applicable interest, fees, maturity, repayment, and conversion rights.

•	The Company purchased three properties for $151,769 in South Carolina. The Company plans to spend $180,000 rehabbing the properties and will place into sale during 2027. On or about August 7, 2026, DeedFlow received $330,000 in gross proceeds from C&H Capital, LLC, a non-affiliate lender, in connection with the refinance of the three properties in South Carolina to fund the rehabilitation of those properties, under three promissory notes secured by mortgages or deeds of trust on real property located in Lancaster, South Carolina. The notes are dated July 28, 2026 and state a one-year term. The notes bear interest at 11.0% per annum, calculated daily on a 360-day year, and may be prepaid at any time without premium or penalty. The notes are secured by deeds of trust and assignments of rents on the related properties. The notes provide for acceleration upon default, late charges on delinquent payments, and default interest at 15.0% per annum, subject to applicable law.

These subsequent events are nonrecognized under ASC 855 because they arose after the balance sheet date. The Company continues to pursue its business plan, including further capital raises and real estate-related investments. No other material subsequent events requiring disclosure or adjustment were identified through the evaluation date.

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